                                                                     Exhibit 2.4

                            ASSET PURCHASE AGREEMENT

                                      among

                      NATIONWIDE PRECISION PRODUCTS CORP.,

              THE STOCKHOLDERS LISTED ON SCHEDULE 1 ATTACHED HERETO

                                       and

                      NATIONWIDE ACQUISITION DELAWARE, INC.

                          dated as of February 11, 1999

                                TABLE OF CONTENTS


RECITALS..........................................................................................................1

ARTICLE I
       DEFINITIONS................................................................................................1
       1.1     Definitions........................................................................................1

ARTICLE II
       SALE AND PURCHASE OF ASSETS................................................................................8
       2.1     Purchased Assets...................................................................................8
       2.2     Excluded Assets...................................................................................10
       2.3     Nonassignable Contracts, Leases and Permits.......................................................11
ARTICLE III
       ASSUMPTION OF LIABILITIES.................................................................................12
       3.1     Liabilities Assumed by Purchaser..................................................................12
       3.2     Liabilities Not Assumed by Purchaser..............................................................13

ARTICLE IV
       CONSIDERATION FOR PURCHASED ASSETS; CLOSING...............................................................15
       4.1     Purchase Price....................................................................................15
       4.2     Estimated Closing Working Capital.................................................................15
       4.3     Post-Closing Adjustment...........................................................................15
       4.4     Adjustments to Purchase Price.....................................................................17
       4.5     Allocation of Purchase Price......................................................................17

ARTICLE V
       CLOSING AND CLOSING DELIVERIES............................................................................18
       5.1     The Closing.......................................................................................18
       5.2     Deliveries of Seller..............................................................................18
       5.3     Deliveries by Purchaser...........................................................................19

ARTICLE VI
       REPRESENTATIONS AND WARRANTIES OF SELLER AND THE STOCKHOLDERS.............................................19
       6.1     Representations and Warranties of Seller and the Stockholders.....................................19
               6.1.1  Corporate Existence and Powers.............................................................19
               6.1.2  Corporate Authorization; Enforceability....................................................20
               6.1.3  Governmental Authorization.................................................................20
               6.1.4  Non-Contravention; Consents................................................................20
               6.1.5  Capitalization.............................................................................20
               6.1.6  Subsidiaries...............................................................................20
               6.1.7   Financial Statements......................................................................20



               6.1.8  No Undisclosed Liabilities.................................................................21
               6.1.9  Intercompany Accounts......................................................................21
               6.1.10  Tax Matters...............................................................................22
               6.1.11  Absence of Certain Changes................................................................23
               6.1.12  Contracts.................................................................................23
               6.1.13  Insurance Coverage........................................................................24
               6.1.14  Litigation................................................................................25
               6.1.15  Compliance with Laws; Permits.............................................................25
               6.1.16  Properties; Sufficiency of Assets.........................................................25
               6.1.17  Intellectual Property.....................................................................26
               6.1.18  Environmental Matters.....................................................................27
               6.1.19  Plans and Material Documents..............................................................28
               6.1.20  Interests in Customers, Suppliers, Etc....................................................29
               6.1.21  Customer, Supplier and Employee Relations.................................................29
               6.1.22  Other Employment Matters..................................................................29
               6.1.23  Accounts Receivable.......................................................................30
               6.1.24  Inventory.................................................................................30
               6.1.25  Millennium Compliance.....................................................................31
               6.1.26  Finders' Fees.............................................................................31

       6.2     Stockholders' Representations and Warranties......................................................31
               6.2.1  Authority; Enforceability..................................................................31
               6.2.2  No Conflicts...............................................................................31
               6.2.3  No Consents................................................................................31
               6.2.4  Litigation.................................................................................32
               6.2.5  Interests in Customers, Suppliers, Etc.....................................................32
       6.3     No Inference of Assumption of Retained Liabilities or Acquisition of Excluded
               Assets by Purchaser or any of its affiliates......................................................32

ARTICLE VII
       REPRESENTATIONS AND WARRANTIES OF PURCHASER...............................................................32
       7.1     Corporate Existence and Power.....................................................................32
       7.2     Corporate Authorization; Enforceability...........................................................32
       7.3     Governmental Authorization........................................................................33
       7.4     Non-Contravention.................................................................................33
       7.5     Litigation........................................................................................33

ARTICLE VIII
       CERTAIN COVENANTS.........................................................................................33
       8.1     Conduct of Business of Seller.....................................................................33
       8.2     Exclusive Dealing.................................................................................35
       8.3     Review of Seller..................................................................................35
       8.4     Reasonable Best Efforts...........................................................................35
       8.5     Transfer of Employees and Benefit Plans...........................................................35
       8.6     Books and Records.................................................................................37
       8.7     Bulk Transfer Laws................................................................................38
       8.8     Non-competition...................................................................................38
       8.9     Collection of Payments............................................................................38
       8.10    Accounts Receivable...............................................................................39



       8.11    Use of Names......................................................................................39
       8.12    S Corporation Status..............................................................................39
       8.13    Other Financial Statements........................................................................39
       8.14    Available Cash....................................................................................39
       8.15    Transfer Taxes; HSR Act Filing Fees...............................................................40
       8.16    Further Assurances................................................................................40
       8.17    Confidentiality...................................................................................40

ARTICLE IX
       CONDITIONS TO CLOSING.....................................................................................41
       9.1     Conditions to Obligations of Purchaser............................................................41
               9.1.1  Representations, Warranties and Covenants of Seller and the Stockholders...................41
               9.1.2  Seller's Certificate.......................................................................41
               9.1.3  Stockholder Approval.......................................................................41
               9.1.4  No Injunction, etc.........................................................................41
               9.1.5  No Proceedings.............................................................................41
               9.1.6  Required Filings...........................................................................41
               9.1.7  Opinion of Counsel.........................................................................41
               9.1.8  Termination of Security Interests..........................................................41
               9.1.9  Ancillary Agreements.......................................................................42
               9.1.10  Third-Party Consents; Governmental Approvals..............................................42
               9.1.11  Financing.................................................................................42
               9.1.12  Due Diligence.............................................................................42
               9.1.13  No Material Adverse Change................................................................42
               9.1.14  FIRPTA....................................................................................42
               9.1.15  HSR Act...................................................................................42

       9.2     Conditions to Obligations of Seller...............................................................42
               9.2.1  Representations, Warranties and Covenants of Purchaser.....................................42
               9.2.2  Purchaser's Certificate....................................................................42
               9.2.3  No Injunction, etc.........................................................................43
               9.2.4  Opinion of Counsel.........................................................................43
               9.2.5  Ancillary Agreements.......................................................................43
               9.2.6  HSR Act....................................................................................43
               9.2.7  Offer of Employment........................................................................43
               9.2.8  No Proceedings.............................................................................43
               9.2.9  Third-Party Consents; Governmental Approvals...............................................43

ARTICLE X
       SURVIVAL; INDEMNIFICATION.................................................................................43
       10.1    Survival..........................................................................................43
       10.2    Indemnification...................................................................................44
       10.3    Tax Indemnification...............................................................................45
       10.4    Procedures........................................................................................45
       10.5    Treatment of Indemnification Payments.............................................................46
       10.6    Indemnification Amounts Net of Benefits Received..................................................46
       10.7    Exclusive Remedy..................................................................................47


                                TABLE OF CONTENTS
                         (Not a part of this Agreement)


                                                                                                               PAGE
ARTICLE XI
       MISCELLANEOUS.............................................................................................47
       11.1    Termination.......................................................................................47
       11.2    Notices...........................................................................................48
       11.3    Amendments and Waivers............................................................................48
       11.4    Expenses..........................................................................................48
       11.5    Successors and Assigns............................................................................48
       11.6    No Third-Party Beneficiaries......................................................................48
       11.7    Governing Law.....................................................................................49
       11.8    Jurisdiction......................................................................................49
       11.9    Waiver of Jury Trial..............................................................................49
       11.10   Counterparts......................................................................................49
       11.11   Headings..........................................................................................49
       11.12   Entire Agreement..................................................................................49
       11.13   Severability; Injunctive Relief...................................................................49
       11.14   No Waiver.........................................................................................50
       11.15   Certain Interpretive Matters......................................................................50


                         (Not a part of this Agreement)
                          EXHIBIT AND SCHEDULE INDEX

EXHIBITS

EXHIBIT A:                Audited Financial Statements
EXHIBIT B-1:              Form of Employment Agreement/Mr. Ricotta
EXHIBIT B-2               Form of Employment Agreement/Mr. Nuccitelli
EXHIBIT C:                Monthly Financial Statements
EXHIBIT D-1:              Noncompetition Agreement with Mr. Ricotta
EXHIBIT D-2:              Noncompetition Agreement with Mr. Nuccitelli
EXHIBIT D-3:              Noncompetition Agreement with other Stockholders
EXHIBIT E:                Parlec Agreement
EXHIBIT F:                Sublease
EXHIBIT G:                Bill of Sale
EXHIBIT H:                Audited financial Statement Principles
EXHIBIT I:                Form of Opinion of Harris, Beach & Wilcox
EXHIBIT J                 Form of Certificate of Amendment of Company's Charter
EXHIBIT K:                Form of Opinion of Jones, Day, Reavis & Pogue

                         (Not a part of this Agreement)

SCHEDULES

SCHEDULE 1:                 Stockholders
SCHEDULE 2.1(a)(xiii):      Names
SCHEDULE 2.1(a)(xvi):       Bank Accounts, etc.
SCHEDULE 2.2(c):            Parlec Inventory
SCHEDULE 6.1.4:             Non-Contravention; Consents
SCHEDULE 6.1.5:             Capitalization
SCHEDULE 6.1.6:             Subsidiaries
SCHEDULE 6.1.7(a):          Matters with respect to Audited Financial Statements
SCHEDULE 6.1.7(b):          Matters with respect to Monthly Financial Statements
SCHEDULE 6.1.7(c):          Changes in the Company's Reserve or Accrual Policies
SCHEDULE 6.1.8:             Undisclosed Liabilities
SCHEDULE 6.1.9:             Intercompany Accounts
SCHEDULE 6.1.10:            Tax Matters
SCHEDULE 6.1.11:            Absence of Certain Changes
SCHEDULE 6.1.12(a):         Contracts and Agreements
SCHEDULE 6.1.12(c):         Grants of Severance or Termination Pay
SCHEDULE 6.1.13:            Insurance Policies and Bonds
SCHEDULE 6.1.14:            Litigation
SCHEDULE 6.1.15(a):         Compliance with Laws; Permits
SCHEDULE 6.1.15(b):         Government or Regulatory Permits and Licenses
SCHEDULE 6.1.16(a):         Properties; Sufficiency of Assets
SCHEDULE 6.1.16(b):         Real Property
SCHEDULE 6.1.17(a):         Intellectual Property
SCHEDULE 6.1.17(b):         Intellectual Property Disputes
SCHEDULE 6.1.18(a):         Environmental Matters
SCHEDULE 6.1.19(a):         List of Benefit Plans
SCHEDULE 6.1.19(b):         List of Certain Benefit Plans
SCHEDULE 6.1.19(c):         Benefit Plans Compliance
SCHEDULE 6.1.19(d)          Non-Exempt Benefit Plans
SCHEDULE 6.1.19(h):         Employees Entitled to Bonuses and Benefits
SCHEDULE 6.1.20:            Interests in Customers, Suppliers, Etc.
SCHEDULE 6.1.21:            Customer, Supplier and Employee Relations
SCHEDULE 6.1.22(a):         Claims by Employees
SCHEDULE 6.1.22(b):         Employees
SCHEDULE 6.1.22(d):         Retired Employees Scheduled to Receive Benefits
                            in the Future
SCHEDULE 6.1.23:            Accounts Receivable
SCHEDULE 6.1.24:            Inventory
SCHEDULE 6.1.25:            Millennium Compliance
SCHEDULE 6.2.4:             Litigation
SCHEDULE 7.5:               Litigation
SCHEDULE 8.5(a):            Transferred Employees
SCHEDULE 8.5(b):            Benefits
SCHEDULE 10.2.9:            Third Party Consents; Government Approvals

                         (Not a part of this Agreement)

SCHEDULE 12.2:              Notices

                            ASSET PURCHASE AGREEMENT

                  This ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated as of February 11, 1999, by and among NATIONWIDE PRECISION PRODUCTS CORP., a New York corporation ("SELLER"), NATIONWIDE ACQUISITION DELAWARE, INC., a Delaware corporation ("PURCHASER") and the Persons listed on SCHEDULE 1 attached hereto (the "STOCKHOLDERS").

                                    RECITALS

                  A. Seller is a full service manufacturing company engaged in the business of engineering, assembly and finishing of precision machined parts, extrusions and castings for the automotive, business machine and other industries.

                  B. Purchaser wishes to purchase from Seller, and Seller wishes to sell to Purchaser, all of the assets, properties and rights of Seller (other than the Excluded Assets), subject to the Assumed Liabilities, upon the terms and conditions of this Agreement.

                  Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.1 DEFINITIONS. In addition to the terms defined elsewhere herein, the following terms, as used herein, have the following meanings when used herein with initial capital letters:

                  "ACCOUNTANTS" has the meaning ascribed to such term in
Section 4.3(b).

                  "ACCOUNTS RECEIVABLE" has the meaning ascribed to such term in
Section 2.1(a)(vi).

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person on or after the date of this Agreement. For the purposes of this Agreement, "CONTROL," when used with respect to any Person, means the possession, directly or indirectly, of the power to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or individuals holding comparable positions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing; PROVIDED, HOWEVER that Parlec will not be deemed to be an Affiliate for purposes of Article II.

                  "AGREEMENT" means this Asset Purchase Agreement, as the same may be amended from time to time in accordance with the terms hereof.

                  "ANCILLARY AGREEMENTS" means the Bill of Sale, the Non-competition Agreements, the Employment Agreements, the Sublease and the Parlec Agreement.

                  "ASSUMED LIABILITIES" has the meaning ascribed to such term in
Section 3.1(b).

                  "AUDITED DECEMBER 1998 BALANCE SHEET" means the audited balance sheet of Seller as of December 31, 1998 contained in the Audited Financial Statements.

                  "AUDITED FINANCIAL STATEMENTS" means (a) the audited balance sheets of Seller as of May 31, 1995, 1996, 1997 and 1998, together with the related statements of income, changes in retained earnings and cash flows for the periods then ended, and including the notes to such financial statements and the related auditors' reports of Brovitz, Insero, Kasperski & Co., P.C. and (b) the Audited Balance Sheet of Seller as of December 31, 1998, together with the related statements of income, changes in retained earnings and cash flows for the periods then ended, and including the notes to such financial statements and the related report of Ernst & Young, LLP, all of which are attached hereto as EXHIBIT A.

                  "AUDITED FINANCIAL STATEMENT PRINCIPLES" has the meaning ascribed to such term in Section 4.3(a).

                  "BALANCE SHEET DATE" means December 31, 1998.

                  "BASE WORKING CAPITAL BALANCE" means an amount equal to $4.849 million.

                  "BENEFIT PLANS" has the meaning ascribed to such term in
Section 3.1(a)(iv).

                  "BILL OF SALE" has the meaning ascribed to such term in
Section 2.1(b).

                  "BONUSES" has the meaning ascribed to such term in Section 6.1.22(b).

                  "BUSINESS" means the businesses of Seller as currently conducted as of the date hereof and on the Closing Date, as described in Recital A.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or a day on which banks located in New York City are authorized or required to close.

                  "CAPITAL STOCK" means (a) with respect to any Person that is a corporation, any and all shares, interests, participation or other equivalents (however designated and whether or not voting) of corporate stock, including the common stock of such Person and (b) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                  "CAPITALIZED LEASE OBLIGATIONS" means, with respect any Person, for any applicable period, the obligations of such Person that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date determined in accordance with GAAP.

                  "CASH" means cash and cash equivalents as would be shown on such balance sheet of Seller prepared in accordance with GAAP and on a basis consistent with the principles and policies used in the preparation of the Audited December 1998 Balance Sheet.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation, Liability Act of 1980, 42 U.S.C. Sections 9601, et seq., as amended.

                  "CLOSING" has the meaning ascribed to such term in Section
5.1.

                  "CLOSING DATE" has the meaning ascribed to such term in
Section 5.1.

                  "CLOSING DATE BALANCE SHEET" has the meaning ascribed to such term in Section 4.3(a).

                  "CLOSING WORKING CAPITAL BALANCE" has the meaning ascribed to such term in Section 4.3(a).

                  "CLOSING WORKING CAPITAL BALANCE STATEMENT" has the meaning ascribed to such term in Section 4.3(a).

                  "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                  "COMIDA" has the meaning ascribed to such term in Section 2.2(a).

                  "COMPUTER SYSTEMS" has the meaning ascribed to such term in
Section 6.1.25.

                  "CONFIDENTIAL INFORMATION" has the meaning ascribed to such term in Section 8.17.

                  "CONSTITUENT OF CONCERN" means any substance defined as a hazardous substance, hazardous waste, hazardous material, pollutant, or contaminant by any Environmental Law, any petroleum hydrocarbon and any degradation product of a petroleum hydrocarbon, asbestos, PCB or similar substance, the handling, storage, treatment or exposure of or to which is subject to regulation under any Environmental Law.

                  "CONTRACTS" has the meaning ascribed to such term in Section 2.1(a)(v).

                  "COVENANT PERIOD" means the period commencing on the date of this Agreement and terminating on the expiration of the longest Covenant Period contained in any of the Non- Competition Agreements.

                  "DAMAGES" has the meaning ascribed to such term in Section 10.2(a).

                  "DIRECT CLAIM" has the meaning ascribed to such term in
Section 10.4(c).

                  "EMPLOYEE BONUS ACCRUAL" means the accrual of bonuses in the Ordinary Course of Business for all employees of Seller (excluding directors and executive officers) for the period from June 1, 1998 through the Closing Date.

                  "EMPLOYMENT AGREEMENTS" means the employment agreements between the Company and Mr. Ronald S. Ricotta and Mr. Jeffrey J. Nuccitelli, respectively, substantially in the forms attached hereto as EXHIBITS B-1 and B-2.

                  "ENVIRONMENTAL CLAIMS" means administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, citations, summonses, notices of non-compliance or violation, requests for information, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Law, including (a) Environmental Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and
(b) Environmental Claims by any third-party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Constituents of Concern or arising from alleged injury or threat of injury to human health and safety or the environment.

                  "ENVIRONMENTAL CONDITION" means a condition with respect to the environment which has resulted or could reasonably be expected to result in a material loss, liability, cost or expense to Seller.

                  "ENVIRONMENTAL LAW" means any Law in effect or, to Seller's or any Stockholder's knowledge, any Law reasonably expected to be adopted or made effective, in each case as amended as of the Closing Date, and any judicial or administrative interpretation thereof as of the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, human health and safety, including CERCLA; and any state and local counterparts or equivalents to all of the foregoing.

                  "ENVIRONMENTAL PERMITS" means all permits, licenses, authorizations, certificates and approvals of Governmental Authorities relating to or required by Environmental Laws and necessary for the Business of Seller as currently conducted or conducted as of the Closing.

                  "ERISA" has the meaning ascribed to such term in Section 3.1(a)(iv).

                  "ESTIMATED WORKING CAPITAL BALANCE" has the meaning ascribed to such term in Section 4.2.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "EXCLUDED ASSETS" has the meaning ascribed to such term in
Section 2.2.

                  "GAAP" means U.S. generally accepted accounting principles, consistently applied.

                  "GOVERNMENTAL AUTHORITY" means any domestic or foreign governmental or regulatory authority, body, agency or official.

                  "HSR ACT" has the meaning ascribed to such term in Section 6.1.3.

                  "INDEBTEDNESS" means with respect to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, including, without limitation, all principal, interest, premiums, fees, expenses, overdrafts and penalties with respect thereto, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(c) all obligations of such Person to pay the deferred purchase price of the property or services, except trade payables incurred in the Ordinary Course of Business of such Person, (d) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (e) all Capitalized Lease Obligations of such Person, (f) all other obligations of a Person which would be required to be shown as indebtedness on a balance sheet of such Person prepared in accordance with GAAP, and (g) all indebtedness of any other Person of the type referred to in clauses
(a) to (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person.

                  "INDEMNIFIED PARTY" has the meaning ascribed to such term in
Section 10.4(a).

                  "INDEMNIFYING PARTY" has the meaning ascribed to such term in
Section 10.4(a).

                  "INTELLECTUAL PROPERTY RIGHT" means any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how, proprietary computer software, computer databases, Internet addresses (including any registrations or applications for registration or renewal of any of the foregoing) or any other similar type of proprietary intellectual property right, in each case which is used or held for use or otherwise necessary in connection with the conduct of the Business.

                  "IRS" means the Internal Revenue Service.

                  "LAW" means any federal, state or local statute, law, rule, regulation, ordinance, code, permit, license, policy or rule of common law.

                  "LAST OFFER" has the meaning ascribed to such term in Section 4.3(b).

                  "LENDERS" has the meaning ascribed to such term in Section 5.2(v).

                  "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person will be deemed to own, subject to a Lien, any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, liabilities, condition (financial and other), results of operations or prospects of Seller taken as a whole.

                  "MILLENNIUM COMPLIANCE" means that the Computer Systems are capable of the following, during and/or after January 1, 2000: (a) handling date information involving all and any dates, including accepting input, providing output and performing date calculations in whole or in part; (b) operating accurately without interruption on and in respect of any and all dates and without change in performance; (c) responding to and processing two digit year input without creating any ambiguity as to the century; and (d) storing and providing date input information without creating any ambiguity as to the century.

                  "MONTHLY FINANCIAL STATEMENTS" means (a) the unaudited monthly statements of earnings of Seller covering the calendar year 1996, (b) the unaudited monthly balance sheets of Seller covering the periods beginning January 1, 1997 through the month ending immediately prior to the date hereof, together with the related monthly statements of earnings and (c) the unaudited monthly balance sheets of Seller covering the periods beginning with the month in which this Agreement is executed and delivered through the Closing Date, together with the related monthly statements of earnings, all of which are attached or in the case of the financial statements referred to in clause (c), will be attached prior to the Closing hereto as EXHIBIT C.

                  "NON-COMPETITION AGREEMENTS" means the Non-competition Agreements between Purchaser and Mr. Ricotta, Mr. Nuccitelli and each of the Stockholders, respectively substantially in the forms attached hereto as EXHIBITS D-1, D-2 and D-3.

                  "ORDER" means any judgment, injunction, judicial or administrative order or decree.

                  "ORDINARY COURSE OF BUSINESS" means, with respect to any Person, the ordinary course of business of such Person, consistent in all material respects with such Person's past practice and custom, including, with respect to any category, quantity or dollar amount, term and frequency of payment, delivery, accrual, and expense or any other accounting entry.

                  "PARLEC" means, Parlec, Inc., a New York corporation, located at 101 Perinton Parkway, Fairport, New York, and its successors and assigns.

                  "PARLEC AGREEMENT" means the agreement between Purchaser and Parlec, dated the Closing Date, in respect of specified machining and assembly work, inventory consignments and non-hire covenants, substantially in the form attached hereto as EXHIBIT E.

                  "PERMITS" has the meaning ascribed to such term in Section 6.1.15(b).

                  "PERMITTED LIEN" means, with respect to the property of any Person (a) mechanics', workmen's, carriers' repairmen's or other like Liens arising or incurred in the Ordinary Course Of Business of a Person in respect of obligations that are not overdue or (b) other imperfections of title or encumbrances, which do not materially affect the value or marketability of the property subject thereto.

                  "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "PRE-CLOSING TAX PERIOD" means any Tax period (or portion thereof) ending on or before the Closing Date.

                  "PURCHASE PRICE" has the meaning ascribed to such term in
Section 4.1.

                  "PURCHASED ASSETS" has the meaning ascribed to such term in
Section 2.1(a).

                  "PURCHASER" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

                  "PUT DATE" means, with respect to any Account Receivable, the 90th day after the Closing Date.

                  "REAL PROPERTY" has the meaning ascribed to such term in
Section 6.1.16(b).

                  "RELIANCE LETTERS" has the meaning ascribed to such term in
Section 5.2(v).

                  "RETAINED LIABILITIES" has the meaning ascribed to such term in Section 3.2(b).

                  "RETURNS" has the meaning ascribed to such term in Section 6.1.10(a).

                  "S CORPORATION" has the meaning ascribed to such term in
Section 6.1.10(j).

                  "SELECTED PURCHASER REPRESENTATIONS AND WARRANTIES" means the representations and warranties contained in Sections 7.1 (Corporate Existence and Power), 7.2 (Corporate Authorization; Enforceability), 7.3 (Governmental Authorization) and 7.4 (Non-Contravention).

                  "SELECTED SELLER AND STOCKHOLDERS REPRESENTATIONS AND WARRANTIES" means the representations and warranties contained in Sections 6.1.1 (Corporate Existence and Power), 6.1.2 (Corporate Authorization; Enforceability), 6.1.3 (Governmental Authorization), 6.1.4(a), (b), (d) and (e) (Non-Contravention), 6.1.7(c) (Financial Statements - as to accrual and reserve amounts and policies), 6.1.16 (Properties; Sufficiency of Assets -- as to title), 6.1.26 (Finders' Fees), 6.2.1 (Authority; Enforceability) and Section
6.2.2 (No Conflicts).

                  "SELLER" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

                  "SELLER PROPERTY" means any real property and improvements at any time owned, leased, used, operated or occupied (whether for storage, disposal or otherwise) by Seller.

                  "STOCKHOLDERS" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

                  "SUBLEASE" means the long-term operating sublease in respect of the real property and improvements thereon located at Seller's facility in Henrietta, New York substantially in the form annexed hereto as EXHIBIT F.

                  "TAX" means (a) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by Seller, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority (as hereinafter defined), (b) any liability of Seller for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of Seller for payment of such amounts was determined or taken into account with reference to the liability of any other Person, and (c) any liability of Seller for the payment of any amounts as a result of being a party to any Tax-Sharing Agreements or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person.

                  "TAX-SHARING AGREEMENTS" means all existing Tax-sharing agreements or arrangements (whether or not written) binding Seller.

                  "TAXING AUTHORITY" means any Governmental Authority responsible for the imposition of any Tax.

                  "THIRD-PARTY CLAIM" means any claim, demand, action, suit or proceeding made or brought by any Person who or which is not a party to this Agreement.

                  "TRANSFER" has the meaning ascribed to such term in Section 2.1(a).

                  "TRANSFERRED EMPLOYEES" has the meaning ascribed to such term in Section 8.5(b)(i).

                  "UNCOLLECTED ACCOUNTS RECEIVABLE" means all or any part of any Account Receivable which remains uncollected by Purchaser for 90 days after the Closing Date.

                                   ARTICLE II

                           SALE AND PURCHASE OF ASSETS

                  2.1      PURCHASED ASSETS.

                  (a) At the closing provided for in Article V, Seller will sell, assign, transfer, convey and deliver ("TRANSFER"), free and clear of all Liens (except Permitted Liens), whether legal or equitable, to Purchaser and Purchaser will purchase and accept from Seller on the terms and subject to the conditions hereinafter set forth, all of the assets, properties, rights and interests of Seller to the extent existing as of the Closing Date, other than the Excluded Assets (all of such assets, properties, rights and interests being hereinafter collectively referred to as the "PURCHASED ASSETS"), including but not limited to:

                           (i) those assets, properties, rights and interests
                  reflected on the Audited December 1998 Balance Sheet;

                           (ii) all right, title and interest of Seller to all
                  machinery, equipment, tools, spare parts, supplies, furniture, furnishings, vehicles and other fixed assets owned, leased or otherwise used by Seller and, in each case, used or held for use in the conduct of the Business;

                           (iii) all raw materials and inventories, wherever
                  located, including inventories of work-in-process, stores and supplies, owned, leased or otherwise used by Seller and used or held for use in connection with the conduct of the Business;

                           (iv) subject to Section 2.2.(k), Cash as shown on a
                  balance sheet of the Business as of the Closing Date determined in accordance with GAAP, deposits, advance payments of any kind or prepayments by clients, letters of credit naming Seller as account party, certificates of deposit, notes, drafts, checks and similar instruments relating to or arising out of the conduct of the Business;

                           (v) all right, title and interest of Seller to all
                  contracts (whether written or oral) (other than to the extent that such contracts relate to the Retained Liabilities or Excluded Assets), commitments, leases, purchase orders, contracts to purchase raw materials, contracts for services and supplies, contracts to supply or sell products and all of the other agreements (whether written or oral) including those set forth or required to be set forth in SCHEDULE 6.1.12(a) (collectively, the "CONTRACTS");

                           (vi) all accounts receivable (including billed and
                  unbilled) of Seller relating to the conduct of the Business ("ACCOUNTS RECEIVABLE");

                           (vii) all Intellectual Property Rights of Seller;

                           (viii) all licenses, Permits, registrations, and
                  authorizations held by Seller relating to the conduct of the Business;

                           (ix) the books and records of Seller relating to the
                  Purchased Assets including, without limitation, all customer and supplier files, equipment maintenance and warranty information, all correspondence with any customers, suppliers, employees or governmental entities, all personnel records related to the Transferred Employees, and any other reports, marketing studies, plans and documents, including, without limitation, data stored electronically;

                           (x) except as described in Section 2.2(g), all
                  prepaid claims, prepaid Taxes, prepaid insurance premiums and other prepaid expense items and deferred charges, credits, advance payments, security and other deposits made by a Seller to any other Person relating to the conduct of the Business;

                           (xi) all policies of insurance, fidelity, surety or
                  similar bonds and third-party indemnities where Seller is an indemnified party and the coverages afforded thereby, in each case other than to the extent relating to the Retained Liabilities or Excluded Assets;

                           (xii) lists of customers and vendors of Seller,
                  including, without limitation, any data stored electronically;

                           (xiii) the right to use the names set forth on
                  SCHEDULE 2.1(a)(xiii), and all variants thereof;

                           (xiv)    the Business and goodwill of Seller;

                           (xv) except as described in Section 2.2(b), all
                  securities or other ownership interests in any Person held by Seller;

                           (xvi) all bank accounts and bank account numbers,
                  telephone and facsimile numbers (together with all other similar numbers), electronic mail addresses and web sites, in each case, owned or used by Seller in the Business including such items as set forth on SCHEDULE 2.1(a)(xvi),

                           (xvii) all rights of Seller pertaining to any
                  counterclaims, set-offs or defenses it may have with respect to the Assumed Liabilities; and

                           (xviii) all other assets, properties and rights of
                  every kind and nature owned or held by Seller or in which Seller has an interest on the Closing Date, known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement.

                  (b) In confirmation of the foregoing sale, assignment and transfer, Seller will execute and deliver to Purchaser at the Closing a Bill of Sale and Assignment and Assumption Agreement (the "BILL OF SALE"), substantially in the form attached hereto as EXHIBIT G and such other assignments and other instruments of transfer as Purchaser may reasonably deem necessary or desirable.

                  2.2 EXCLUDED ASSETS. Anything in this Agreement to the contrary notwithstanding, the following assets of Seller (the "EXCLUDED ASSETS"), each to the extent existing on the Closing Date, are being retained by Seller and will not be included in the Purchased Assets:

                  (a) all real property of Seller and all of Seller's right, title and interest to Seller property under the Amended and Restated Lease Agreement, dated as of November 1, 1994, between the County of Monroe Industrial Development Agency ("COMIDA") and Seller, including all fixtures and other equipment owned by COMIDA, together with all right, title and interest of Seller to all leasehold improvements thereon and all easements, rights-of-way, transferrable licenses and permits and other appurtenances thereof;

                  (b) investment by Seller in Parlec, Inc., as reflected on the Audited December 1998 Balance Sheet;

                  (c) inventory of Seller related to Parlec assembly business and which is identified on Schedule 2.2(c);

                  (d) cash surrender value of the life insurance policies reflected on the Audited December 1998 Balance Sheet made available to officers of Seller by Seller, net of loans;

                  (e) notes receivable from officers of Seller, as reflected on the Audited December 1998 Balance Sheet;

                  (f) notes receivable from employees of Seller, as reflected on the Audited December 1998 Balance Sheet;

                  (g) federal tax deposit, as reflected on the Audited December 1998 Balance Sheet;

                  (h) Tax records reasonably necessary for the discharge by Seller of all income and other Taxes payable in respect of the conduct of the Business of Seller, prior to the Closing Date, PROVIDED that Purchaser will have reasonable access to such records prior to and after the Closing Date in accordance with the provisions of Section 8.6(b) hereof to the extent Purchaser will reasonably require such access;

                  (i) any and all prepayments made by Seller in connection with a certain letter of credit issued by Manufacturer and Traders Trust Company in connection with the financing of the property described in the lease referred to in Section 2.2(a);

                  (j) the rights of Seller under this Agreement and the proceeds payable to Seller pursuant to this Agreement;

                  (k) Cash in excess of $200,000 as shown the Closing Date Balance Sheet, but only to the extent that the Closing Working Capital Balance exceeds the Base Working Capital Balance (after giving effect to all other adjustments to such excess as provided for in this Agreement); and

                  (l) bond and financing acquisition costs and accumulated depreciation - MAC, in each case, as reflected on the Audited December 1998 Balance Sheet.

                  2.3 NONASSIGNABLE CONTRACTS, LEASES AND PERMITS. In the case of any Purchased Assets constituting Contracts or Permits that are not by their terms assignable or that require the consent of a third-party in connection with the sale by Seller, Seller will, and the Stockholders will, jointly and severally, cause Seller to, use its reasonable best efforts to obtain, or cause to be obtained in writing, prior to the Closing Date, any consents necessary to convey the benefits thereof. Purchaser will assist Seller in such manner as may be reasonably requested in connection therewith; PROVIDED that such assistance will not be deemed to require any expenditure of money on the part of Purchaser. If the consent of any third-party is not obtained prior to the Closing Date and the Closing occurs notwithstanding the failure to obtain such consent, Seller will, and the Stockholders will, jointly and severally, cause Seller to use its reasonable best efforts to assist Purchaser to obtain such consent promptly. During such period in which the applicable Contract or Permit is not capable of being assigned to Purchaser due to the failure to obtain any required consent, Seller will and the Stockholders will cause the Seller to make such arrangements as may be necessary to enable Purchaser to receive all the economic rights and liabilities under such contract accruing on and after the Closing Date. Notwithstanding any provision to the contrary set forth herein, the obligations of Seller and the Stockholders under this section 2.3 represent all of Seller's and the Stockholders' obligations from and after the Closing under this Agreement with respect to obtaining any such assignment and/or consent of a third party in connection with any such Contract or Permit.

                                   ARTICLE III

                            ASSUMPTION OF LIABILITIES

                  3.1      LIABILITIES ASSUMED BY PURCHASER.

                  (a) Subject to Section 3.2, at the Closing, Purchaser will assume, as of the Closing Date, and will subsequently pay, honor and discharge when due and payable and otherwise in accordance with their terms, the following liabilities and obligations of Seller to the extent existing on the Closing
Date:

                           (i) (x) all Accounts Payable and Accrued Expenses
                  only to the extent reflected on the Audited December 1998 Balance Sheet and not discharged prior to the Closing Date, and (y) all Accounts Payable and Accrued Expenses arising thereafter and to the extent reflected on the Closing Date Balance Sheet, in the case of liabilities described in clauses
                  (x) and (y) of this clause 3.1(a)(i), to the extent that such liabilities arose in the Ordinary Course of Business of Seller and were not incurred in breach of this Agreement;

                           (ii) all liabilities and obligations under Contracts
                  to which Seller is a party that (A) are disclosed in SCHEDULE 6.1.12(a) and SCHEDULE 6.1.16(b); PROVIDED that the existence of such Contract does not constitute a breach of representation, warranty or covenant under this Agreement, and
                  (B) have been entered into by Seller in the Ordinary Course of Business of Seller prior to the Closing Date and not in breach of this Agreement, in each case other than liabilities and obligations thereunder that relate to a breach by Seller of any of the terms and conditions of any such Contracts prior to the Closing Date;

                           (iii) all liabilities or obligations to Transferred
                  Employees in accordance with, and subject to the limitations set forth in, Section 8.5 with respect to wages, salaries, bonus, vacation, severance or other compensation reflected on the Closing Date Balance Sheet (to the extent not discharged prior to the Closing Date) or otherwise accruing on and after the Closing PROVIDED that the existence thereof does not constitute a breach of any representation, warranty or covenant of Seller hereunder, it being understood that severance liabilities that arise in connection with constructive termination of such Transferred Employee resulting from the terms and conditions of the offer of employment made by Purchaser in compliance with Section 8.5 will not constitute Assumed Liabilities;

                           (iv) except as provided in Section 3.2(a)(iii),
                  liabilities or obligations under any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other plan, program, agreement, arrangement, policy, contract, commitment, or scheme, written or oral, statutory or contractual of Seller, including, but not limited to, any deferred compensation agreement, executive compensation, bonus, incentive or severance pay plan, any life, health, disability or accident insurance plan or any holiday or vacation practice under which employees or former employees of Seller are eligible to participate or derive a benefit and as to which Seller has or in the future could have any direct or indirect actual or contingent liability (hereinafter the "BENEFIT PLANS") but only to the extent liabilities or obligations relate or pertain to a Transferred Employee; PROVIDED that the existence of such Benefit Plans does not constitute a breach of any representation, warranty or covenant of Seller hereunder; PROVIDED FURTHER that severance liabilities that result from the failure of any employees of Seller to accept employment by Purchaser in compliance with
                  Section 8.5 will not constitute Assumed Liabilities;

                           (v) the obligation to issue credit as appropriate in
                  the Ordinary Course of Business of Seller;

                           (vi) any liability for Employee Bonus Accruals, but
                  only to the extent that such amount is accurately reflected on the Closing Working Capital Balance Sheet and in the calculation of the Base Working Capital Balance and PROVIDED that Seller has complied with its obligations under Section 8.14; and

                           (vii) any other liability of Seller arising out of or
                  relating to the operation of the Business by Seller prior to the Closing Date in the Ordinary Course of Business (other than to the extent that the existence of any such liability constitutes a breach of any representation or warranty under this Agreement and other than to the extent that the assumption of any such liability is otherwise limited by clauses (i) through (vi) of this Section 3.1(a)).

                  (b) The liabilities to be assumed by Purchaser pursuant to
Section 3.1(a) are hereinafter sometimes collectively referred to as "ASSUMED LIABILITIES."

                  3.2      LIABILITIES NOT ASSUMED BY PURCHASER.

                  (a) Anything in this Agreement to the contrary notwithstanding, Purchaser will not assume, cause to be assumed or be deemed to have assumed, or in any way be liable or responsible for, any liabilities or obligations of Seller or any Stockholder, except as specifically provided in
Section 3.1(a). Without limiting the generality or effect of the foregoing, Purchaser will not assume the following:

                           (i) any liability or obligation of Seller (including
                  the liability referred to in Section 6.1.26) or any Stockholder arising out of or in connection with the negotiation and preparation of the Agreement (including the Ancillary

                  Agreements) and the consummation and performance of the transactions contemplated hereby;

                           (ii) any liability or obligation of Seller or any
                  Stockholder for Indebtedness (including accrued interest);

                           (iii) any liability or obligation of Seller or any
                  Stockholder with respect to federal, state, local or foreign Taxes for any Pre-Closing Tax Period or liability or obligation of Seller or the Business as operated by Seller arising out of or relating to noncompliance with Environmental Law, the existence of an Environmental Condition, or an Environmental Claim against Seller or against the Business as operated by Seller;

                           (iv) any liability or obligation of Seller or any
                  Stockholder incurred in breach of this Agreement or any of the Ancillary Agreements;

                           (v) all claims, liabilities and obligations with
                  respect to the Excluded Assets (irrespective of whether such liabilities or obligations arise before, on or after the Closing Date);

                           (vi) Employee Bonus Accruals that do not constitute
                  Assumed Liabilities; and

                           (vii) all other liabilities and obligations
                  (including all obligations of Seller or any Stockholder arising out of or otherwise relating to facts or circumstances existing or occurring on or prior to the Closing) which are not set forth in Section 3.1(a) as Assumed Liabilities.

                  (b) All liabilities or obligations of Seller other than Assumed Liabilities are hereinafter sometimes collectively referred to as the "RETAINED LIABILITIES."

                                   ARTICLE IV

                   CONSIDERATION FOR PURCHASED ASSETS; CLOSING

                  4.1 PURCHASE PRICE. In consideration for the Transfer by Seller to Purchaser of the Purchased Assets pursuant to this Agreement, Purchaser will deliver at the Closing to Seller in cash by wire transfer of immediately available funds to one bank account specified at least two Business Days prior to the Closing Date by Seller, $30.0 million, subject to adjustment as provided in this Article IV (the "PURCHASE PRICE").

                  4.2 ESTIMATED CLOSING WORKING CAPITAL. Not less than two Business Days prior to the Closing Date, Seller and Purchaser will prepare and agree on an estimate of the Closing Working Capital Balance (the "ESTIMATED CLOSING WORKING CAPITAL BALANCE") determined in accordance with Section 4.3, as if it were the actual Closing Working Capital Balance, but based upon Seller's and Purchaser's review of monthly financial information then available and inquiries of personnel responsible for the preparation of the financial information relating to Seller in the ordinary course, all in accordance with the policies, principles and methodologies set forth in EXHIBIT H attached hereto. The Purchase Price will be reduced dollar-for-dollar by the amount, if any, by which the Estimated Closing Working Capital Balance, determined in accordance with Section 4.3, is less than the Base Working Capital Balance.

                  4.3 POST-CLOSING ADJUSTMENT. (a) Within 120 days after the Closing Date, Purchaser will prepare and deliver or cause to be prepared and delivered to Seller an audited balance sheet of Seller as of the opening of business on the Closing Date (the "CLOSING DATE BALANCE SHEET") and a proposed statement of the net working capital of Seller as of the Closing Date (the "CLOSING WORKING CAPITAL BALANCE STATEMENT"), in each case, without giving effect to the transactions described in this Agreement to be consummated at the Closing. The Closing Date Balance Sheet and the Closing Working Capital Balance Statement (i) will reflect, respectively, the financial position of Seller and the components and calculation of the net working capital of Seller in each case as of the Closing Date, (ii) will be prepared and determined in accordance with GAAP, on a basis consistent with the policies, principles and methodology used in connection with the preparation of the Audited Financial Statements, and
(iii) will be subject to adjustment in accordance with the policies, principles and methodology set forth in EXHIBIT H attached hereto (the policies, principles and methodology in clauses (ii) and (iii) being referred to herein as the "AUDITED FINANCIAL STATEMENT PRINCIPLES"). Notwithstanding anything contained herein to the contrary, there will be no changes in reserve or accrual amounts or policies between May 31, 1998 and the Closing Date without the prior written consent of Purchaser. The net working capital Seller as of the Closing Date determined in accordance with this Section 4.3 is referred to herein as the "CLOSING WORKING CAPITAL BALANCE." In the event of any inconsistency between the policies, principles and methodology described in the foregoing clauses (ii) and
(iii), the policies, principles and methodology set forth in EXHIBIT H will govern.

                  (b) If, within 30 days after the date of Purchaser's delivery of the Closing Date Balance Sheet and the Closing Working Capital Balance Statement, Seller disagrees in good faith with the determination of the Closing Working Capital Balance proposed by Purchaser, Seller will give written notice to Purchaser within such 30 day period (i) setting forth Seller's proposed changes to the Closing Date Balance Sheet as prepared by Purchaser and the determination by Seller of the Closing Working Capital Balance and (ii) specifying in detail Seller's basis for disagreement with Purchaser's preparation and determination of the Closing Date Balance Sheet and the Closing Working Capital Balance. The failure by Seller to so express disagreement and provide such specification within such 30 day period will constitute the acceptance of Purchaser's preparation of the Closing Date Balance Sheet and the computation of the Closing Working Capital Balance. If Purchaser and Seller are unable to resolve any disagreement between them with respect to the preparation of the Closing Date Balance Sheet and the determination of the Closing Working Capital Balance within 30 days after the giving of notice by Seller to Purchaser of such disagreement, the items in dispute will be referred for determination to Pricewaterhouse Coopers LLP (the "ACCOUNTANTS") as promptly as practicable, but not later than five days after the expiration of such 30 day period. Purchaser and Seller will use reasonable efforts to cause the Accountants to render their decision as soon as practicable thereafter (but in no event later than 30 days after the submission to the Accountants of the notice of disagreement referred to in the immediately preceding sentence), including without limitation by promptly complying with all reasonable requests by the Accountants for information, books, records and similar items. The Accountants will make a determination as to each of the items in dispute (but only those items in dispute), which determination will be (A) in writing, (B) furnished to each of the parties hereto as promptly as practicable after the items in dispute have been referred to the Accountants (but in no event later than 30 days thereafter), (C) made in accordance with this Agreement (including EXHIBIT H, and (D) conclusive and binding upon each of the parties hereto. Nothing herein will be construed to authorize or permit the Accountants to determine (i) any question or matter whatsoever under or in connection with this Agreement, except the determination of what adjustments, if any, must be made in one or more disputed items reflected in the Closing Date Balance Sheet and the Closing Working Capital Balance Statement delivered by Purchaser in order for the Closing Working Capital Balance to be determined in accordance with the provisions of this Agreement (including EXHIBIT H), or (ii) a Closing Working Capital Balance that is not equal to one of, or between, the Closing Working Capital Balance as determined by Seller and as determined by Purchaser. The fees and expenses of the Accountants will be paid by the party whose last written settlement offer related to all items in dispute, in the aggregate, submitted to the Accountants upon the referral of the matter to the Accountants in accordance with this Section 4.3(b) (each, a "LAST OFFER") varies by the greatest absolute amount from the determination by the Accountants of all such disputed items. No party will disclose to the Accountants, and the Accountants will not consider for any purpose, any settlement discussions or settlement offer (other than the Last Offer) made by any party.

                  (c) During the period that Seller's advisors and personnel are conducting their review of Purchaser's preparation of the Closing Date Balance Sheet and determination of the Closing Working Capital Balance, Seller and its representatives will have reasonable access during normal business hours to the work papers, prepared by or on behalf of Purchaser and its representatives in connection with Purchaser's preparation of the Closing Working Capital Balance Statement and determination of the Closing Working Capital Balance; PROVIDED, HOWEVER, that Seller will conduct such review in a manner that does not unreasonably interfere with the conduct of the businesses of Seller or result in substantial out-of-pocket costs to Purchaser. To the extent any such work papers are in the control of Seller after the Closing, Seller will grant Purchaser and its representatives reciprocal access rights for the purpose of finalizing the preparation of the Closing Date Balance Sheet and the determination of the Closing Working Capital Balance. Seller and Purchaser agree in good faith to use all reasonable efforts to provide such information and access described in this
Section 4.3(c).

                  4.4 ADJUSTMENTS TO PURCHASE PRICE. (a) Upon the final determination of the Closing Working Capital Balance, the parties shall make the following adjustments:

                           (i) If the Closing Working Capital Balance exceeds
                  the Estimated Closing Working Capital Balance, then the Purchase Price (if reduced pursuant to Section 4.2) will be increased by, and Purchaser will pay to Seller the amount of such difference; PROVIDED that the Purchase Price will in no event exceed $30.0 million.

                           (ii) If the Closing Working Capital Balance is less
                  than the Estimated Closing Working Capital Balance, then the Purchase Price will be decreased by, and the Stockholders will, jointly and severally, pay or cause Seller to pay, to Purchaser the amount of such difference.

                  (b) Any payment in respect of an adjustment required to be made under Section 4.4(a) will be made by Purchaser or Seller, as applicable, in cash by wire transfer of immediately available funds to one account specified by Purchaser or Seller, as applicable, in writing, prior to the date such payment is required to be made hereunder. Such payment will be made on such of the following dates as may be applicable: (i) if Seller shall have not objected to the preparation of the Closing Date Balance Sheet and the determination of the Closing Working Capital Balance, the earlier of (A) 30 days after delivery to Seller of the Closing Date Balance Sheet and Closing Working Capital Balance Statement or (B) five days after Seller has indicated that it has no objections to the preparation of the Closing Date Balance Sheet and the determination of the Closing Working Capital Balance, or (ii) if Seller shall have objected to the preparation of the Closing Date Balance Sheet and the determination of the Closing Working Capital Balance by Purchaser, within five days following final agreement or decision with respect to the Closing Date Balance Sheet and the Closing Working Capital Balance as provided in Section 4.3 and this Section 4.4.

                  4.5 ALLOCATION OF PURCHASE PRICE. The Aggregate Closing Consideration will be allocated among the Purchased Assets as determined by Seller in the manner required by Section 1060 of the Code with the prior written consent of Purchaser which will not be unreasonably withheld or delayed. The parties understand that no more than a nominal portion of the Purchase Price may be allocated to the Non-competition Agreements. For purposes of determining the Purchaser's basis in the Purchased Assets and gain or loss recognized by Seller with respect to the sale of the Purchased Assets to Purchaser, Purchaser and Seller covenant and agree that the aggregate Purchase Price will be allocated among the Purchased Assets consistent with this Section 4.5 and the parties further agree that they shall file all Tax returns and related forms (including, without limitation, Form 8594) in accordance with the allocation determined in accordance with this Section 4.5 and will not make any inconsistent statement or take any inconsistent position on any Tax returns, in any refund claim, or during the course of any IRS or other tax audit. Each party will notify the other party if it receives notice that the IRS proposes any allocation that is different from the allocation agreed upon under this Section 4.5.

                                    ARTICLE V

                         CLOSING AND CLOSING DELIVERIES

                  5.1 THE CLOSING. The closing of the sale and purchase of the Purchased Assets (the "CLOSING") will take place at the offices of Jones, Day, Reavis & Pogue located at 599 Lexington Avenue, New York, New York at 10:00 a.m., New York time, as soon as possible after the date hereof but in no event later than ten Business Days after satisfaction or waiver of the conditions to Closing. The date upon which the Closing occurs is herein called the "CLOSING DATE."

                  5.2 DELIVERIES OF SELLER. At the Closing, Seller and the Stockholders will deliver to Purchaser:

                           (i)      Bills of Sale duly executed by Seller;

                           (ii) instruments of assignment and assumption and
                  other instruments, as Purchaser may deem reasonably necessary or desirable to transfer any of the Purchased Assets duly executed by Seller;

                           (iii) certificates of an officer of Seller and
                  certificates of the Stockholders to evidence compliance with the conditions set forth in Section 9.1.1;

                           (iv) certificates of Seller's Secretary or Assistant
                  Secretary as provided in Section 9.1.2;

                           (v) the opinion of Harris, Beach & Wilcox, LLP,
                  counsel to Seller and the Stockholders, dated the Closing Date substantially in the form attached hereto as EXHIBIT I, together with letters ("RELIANCE LETTERS") entitling the bank lenders and underwriters engaged by or on behalf of Purchaser (the "LENDERS") to provide the financing contemplated by
                  Section 9.1.11 to rely on such opinion;

                           (vi) evidence or copies of any consents, approvals,
                  orders, qualifications or waivers required by any third-party or governmental entity pursuant to Section 9.1.10;

                           (vii) Certificate of Amendment of Seller's
                  Certificate of Incorporation, dated the Closing Date and in proper form for filing substantially in the form attached hereto as EXHIBIT J which Seller will, on the Closing Date, file with the Secretary of State of the State of New York, changing each Seller's corporate name to "Nuccitelli Corporation," together with all other documentation required to be filed in other jurisdictions where Seller is qualified or licensed to do business to reflect such name change;

                           (viii) other Ancillary Agreements required to be duly
                  executed and delivered by parties other than Purchaser;

                           (ix) a non-foreign person affidavit as required by
                  Section 1445 of the Code;

                           (x) such other documents and instruments as may be
                  reasonably required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and to comply with the terms hereof and thereof.

                  5.3 DELIVERIES BY PURCHASER. At the Closing, Purchaser will deliver or cause to be delivered to Seller:

                           (i) the Purchase Price by the wire transfer of
                  immediately available funds to the account specified pursuant to Section 4.1;

                           (ii) certificate of an officer of Purchaser to
                  evidence compliance with the conditions set forth in Section 9.2.1;

                           (iii) certificate of Purchaser's Secretary or
                  Assistant Secretary as provided in Section 9.2.2;

                           (iv) Bills of Sale duly executed by Purchaser;

                           (v) the opinion of Jones, Day, Reavis & Pogue,
                  counsel to Purchaser, dated the Closing Date substantially in the form attached hereto as EXHIBIT K;

                           (vi) other Ancillary Agreements required to be duly
                  executed and delivered by Purchaser; and

                           (vii) such other documents and instruments as may be
                  reasonably required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and to comply with the terms hereof and thereof.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                         OF SELLER AND THE STOCKHOLDERS

                  6.1 REPRESENTATIONS AND WARRANTIES OF SELLER AND THE STOCKHOLDERS. Seller and the Stockholders jointly and severally represent and warrant to Purchaser as of the date hereof and the Closing as follows:

                  6.1.1 CORPORATE EXISTENCE AND POWERS. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Seller has all corporate power and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Seller is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary except for those jurisdictions where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Seller has heretofore delivered to Purchaser true and complete copies of its certificate of incorporation and bylaws.

                  6.1.2 CORPORATE AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by Seller of this Agreement and each of the Ancillary Agreements to which it will be a party at the Closing are, and will be at the Closing, within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been and each of the Ancillary Agreements to which Seller will be a party at the Closing will have been duly executed and delivered by Seller and constitute, and will constitute, at the Closing, valid and binding agreements of Seller, enforceable against Seller in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  6.1.3 GOVERNMENTAL AUTHORIZATION. Except as may be required under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the execution, delivery and performance by Seller of this Agreement and each Ancillary Agreement to which Seller is or will be a party at the Closing require no action by or in respect of, or filing with, any Governmental Authority.

                  6.1.4 NON-CONTRAVENTION; CONSENTS. Except as disclosed on
SCHEDULE 6.1.4, the execution, delivery and performance by Seller of this Agreement and each Ancillary Agreement to which Seller will be a party at the Closing will not (a) violate the certificate of incorporation or bylaws or comparable organizational documents of Seller, (b) violate any applicable Law or Order, (c) require any filing with or permit, consent or approval of, or the giving of any notice to, any Person (including filings, consents or approvals required under any Permits of Seller or any licenses to which Seller is a party), (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or give rise to a loss of any benefit to which Seller is entitled under any agreement or other instrument binding upon Seller or under any license, franchise, permit or other similar authorization held by Seller, or
(e) result in the creation or imposition of any Lien on any asset of Seller, except in the case of clauses (c), (d) and (e) for such filings, permits, consents, approvals or notices and violations, breaches, conflicts and Liens which, (i) individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (ii) relate exclusively to the Excluded Assets.

                  6.1.5 CAPITALIZATION. The authorized, issued and outstanding Capital Stock of Seller (including the record and beneficial owners thereof and the percentage of the issued and outstanding Capital Stock held by each such owner) is as disclosed in SCHEDULE 6.1.5.

                  6.1.6 SUBSIDIARIES. Except as disclosed in SCHEDULE 6.1.6 and except for the interests of the Seller and investments reflected on the face of the Audited December 1998 Balance Sheet, Seller does not own any Capital Stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

                  6.1.7 FINANCIAL STATEMENTS. (a) Seller has heretofore furnished Purchaser a complete and correct copy of the Audited Financial Statements. Except as disclosed in SCHEDULE 6.1.7(a), the Audited Financial Statements, including the footnotes thereto, have been prepared in accordance with GAAP and fairly present in all material respects the financial position of Seller at the respective dates thereof and the results of the operations and cash flows of the Seller for the periods indicated.

                  (b) Seller has also heretofore furnished Purchaser a complete and correct copy of the Monthly Financial Statements through the month ended immediately prior to the date hereof. Such Monthly Financial Statements have each been prepared in accordance with GAAP (except for normal year-end adjustments identified in SCHEDULE 6.1.7(b) and the absence of notes to such financial statements, which, in each case, would not be material) and on a basis consistent with the policies, principles and methodology used in connection with the preparation of the Audited Financial Statement Principles. Except as disclosed in SCHEDULE 6.1.7(b), such Monthly Financial Statements fairly represent in all material respects the financial position of Seller at the date thereof and the results of the operations and cash flows of Seller for the periods indicated. The Monthly Financial Statements to be delivered after the date hereof, when delivered in accordance with this Agreement, will have been prepared in accordance with GAAP (except for normal year-end adjustments and the absence of notes to such financial statements, which, in each case, would not be material) and on a basis consistent with the Audited Financial Statement Principles and will fairly represent in all material respects the financial position of Seller at the dates thereof and the results of the operations and cash flows of Seller for the periods indicated.

                  (c) There have been no changes in Seller's reserve or accrual policies or amounts, except as disclosed on SCHEDULE 6.1.7(c), since May 31, 1998.

                  (d) The books of account, minute books, stock record books, and other records of Seller, all of which have been made available to Purchaser, have been maintained in accordance with sound business practices.

                  6.1.8 NO UNDISCLOSED LIABILITIES. There are no liabilities, whether accrued, contingent, absolute, determined, determinable or otherwise, of Seller or any facts or circumstances which could reasonably be expected to give rise to any such liabilities of Seller other than (a) liabilities fully provided for in the Audited December 1998 Balance Sheet; (b) liabilities specifically disclosed on SCHEDULE 6.1.8; and (c) other undisclosed liabilities incurred since the Audited December 1998 Balance Sheet in the Ordinary Course of Business which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  6.1.9 INTERCOMPANY ACCOUNTS. SCHEDULE 6.1.9 contains a complete list of all intercompany transactions and balances as of February 10, 1999 between any Stockholder and any of their respective Affiliates, on the one hand, and Seller or any of its Affiliates, on the other hand. Other than (a) as disclosed on SCHEDULE 6.1.9 and (b) compensation paid in the Ordinary Course of Business, since such date, there has not been any accrual of liability by Seller to any Stockholder or any of such Stockholder's Affiliates or other transaction between Seller or any of its Affiliates, on the one hand, and any Stockholder or any of their Affiliates, on the other hand, or any action taken (other than this Agreement) which could reasonably be expected to result in any such accrual, or the incurrence of any legal or financial obligation to any such Person, after such date.

                  6.1.10  TAX MATTERS.   Except as disclosed in SCHEDULE 6.1.10:

                  (a) All Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of Seller (collectively, the "RETURNS") have, to the extent required to be filed on or before the date hereof and on or before the Closing, been filed when due in accordance with all applicable Laws;

                  (b) The Returns correctly reflected the facts regarding the income, business, assets, operations, and activities and status of Seller;

                  (c) All Taxes owed by Seller (whether or not shown as due and payable on the Returns that have been filed) have been timely paid, or withheld (including withholding for independent contractors, consultants and other employees) and remitted to the appropriate Taxing Authority;

                  (d) Any reserves established for Taxes with respect to Seller, for any Pre-Closing Tax Period (including for any Pre-Closing Tax Period for which no Return has yet been filed) reflected on the books of Seller (excluding any provision for deferred income taxes) are adequate in accordance with GAAP;

                  (e) Seller is not delinquent in the payment of any Tax, nor has Seller requested any extension of time within which to file any Return except for extensions granted as a matter of right;

                  (f) Neither Seller nor any member of any affiliated, consolidated, combined or unitary group of which Seller is or has been a member has granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired;

                  (g) There is no action, suit or proceeding now pending and no claim, audit or investigation now pending of which Seller is aware or, to the knowledge of Seller or any Stockholder, any action, suit, claim, audit or investigation threatened against or with respect to Seller in respect of any Tax;

                  (h) There are no Liens for Taxes upon the assets of Seller, except Liens for current Taxes not yet due;

                  (i) Seller has not been a member of an affiliated, consolidated, combined or unitary group or participated in any other arrangement whereby any income, revenues, receipts, gain or loss of Seller was determined or taken into account for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gain, loss, asset or liability of any other Person; and

                  (j) Seller has made a timely and valid S election under
Section 1362 of the Code to be treated as an "S Corporation" within the meaning of Section 1361(a) of the Code (an "S CORPORATION"). The first day of the first taxable year for which Seller was an S Corporation was more than ten years prior to the date hereof. Seller has also made all such elections permitted or required under analogous provisions of state or local law.

                  6.1.11 ABSENCE OF CERTAIN CHANGES. Except as disclosed on
SCHEDULE 6.1.11, since the Balance Sheet Date, there has not been any event, occurrence, development, circumstances or state of facts which (a) has had or which could reasonably be expected to have a Material Adverse Effect or (b) would have constituted a violation of any covenant of Seller or any Stockholder hereunder (including Section 8.1) had such covenant applied to any of them since the Balance Sheet Date.

                  6.1.12 CONTRACTS. (a) Except as specifically disclosed in
SCHEDULE 6.1.12(a), Seller is neither a party nor bound by any of the following (whether written or oral):

                           (i) any lease (whether of real or personal property)
                  providing for annual rentals of $50,000 or more;

                           (ii) any agreement for the purchase of materials,
                  supplies, goods, services, equipment or other assets that provides for either (A) annual payments by Seller of $50,000 or more or (B) aggregate payments by Seller of $100,000 or more;

                           (iii) any sales, distribution or other similar
                  agreement providing for the sale by Seller of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments to Seller of $50,000 or more or (B) aggregate payments to Seller of $100,000 or more;

                           (iv) any partnership, joint venture or other similar
                  agreement or arrangement;

                           (v) any agreement relating to the acquisition or
                  disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

                           (vi) any agreement relating to Indebtedness (in any
                  case, whether incurred, assumed, guaranteed or secured by any asset);

                           (vii) any license, franchise or similar agreement;

                           (viii) any agency, dealer, sales representative,
                  marketing or other similar agreement;

                           (ix) any agreement that substantially limits the
                  freedom of Seller to compete in any line of business, geographic area or with any Person or which would so limit the freedom of Purchaser after the Closing Date;

                           (x) any agreement with (A) any Stockholder or any of
                  such Stockholder's Affiliates, (B) any Person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of any of such Stockholder's Affiliates, (C) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by any Stockholder or any of such Stockholder's Affiliates, (D) any director or officer of any Stockholder's Affiliates or any "associates" or members of the "immediate family" (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of any such director or officer, or (E) any director or officer of a Seller or with any "associate" or any member of the "immediate family" (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange
                  Act) of any such director or officer;

                           (xi) any management service, consulting or any other
                  similar type of contract;

                           (xii) any warranty, guaranty or other similar
                  undertaking with respect to a contractual performance (or Seller's standard forms of any of the foregoing) extended by Seller, or any other warranty, guaranty or other similar undertaking with respect to contractual performance extended by Seller other than in the Ordinary Course of Business.

                           (xiii) any employment, deferred compensation,
                  severance, bonus, retirement or other similar agreement or plan in effect as of the date hereof and entered into or adopted by Seller, on the one hand, and any director or officer of Seller or any other employee of Seller receiving annual compensation of $70,000 or more, on the other hand; or

                           (xiv) any other agreement, commitment, arrangement or
                  plan not made in the Ordinary Course of Business of Seller that is material to Seller.

                  (b) Each agreement, contract, plan, lease, arrangement or commitment disclosed in SCHEDULE 6.1.12(a) or any other Schedule to this Agreement or required to be disclosed pursuant to this Section is a valid and binding agreement of the Seller, as the case may be, and is in full force and effect, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and neither Seller nor, to the knowledge of Seller or any Stockholder, any other party thereto is in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment. To the knowledge of Seller or any Stockholder, there is no event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice or the passage of time, or the happening of any other event or condition, could reasonably be expected to become a material default or event of default thereunder.

                  (c) SCHEDULE 6.1.12(c) sets forth every grant by Seller in the past three years of any severance or termination pay to any employee of Seller receiving annual compensation of $70,000 or more, or any director or officer of Seller.

                  6.1.13 INSURANCE COVERAGE. Seller has furnished to Purchaser a list of and true and complete copies of all of the insurance policies and fidelity bonds covering the assets, Business, operations, employees, officers and directors of Seller. There is no material claim by Seller pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Seller and the Stockholders have complied in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) are in full force and effect and are disclosed in SCHEDULE 6.1.13. Such policies of insurance and bonds are of the type and in amounts deemed by the management of Seller to be sufficient in light of the business of Seller. Neither Seller nor any Stockholder know of any threatened termination of, or premium increase with respect to, any of such policies or bonds. Since the last renewal date of any insurance policy, there has not been any material adverse change in the relationship of either Seller or the Stockholders with its insurers or the premiums payable pursuant to such policies.

                  6.1.14 LITIGATION. Except as disclosed in SCHEDULE 6.1.14 or
SCHEDULE 6.1.18, there is no action, suit, investigation, arbitration or administrative or other proceeding pending or, to the knowledge of Seller or any Stockholder, threatened, against or affecting Seller, the

Stockholders or any of their respective properties before any court or arbitrator or any Governmental Authority which, if determined or resolved adversely to any of them, could reasonably be expected, individually or when considered together with all other such matters, (a) to materially and adversely affect the right or ability of Seller to carry on the Business as now conducted,
(b) to have a Material Adverse Effect, or (c) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement and the Ancillary Agreements to which Seller is or will be a party at Closing; and neither Seller nor any Stockholder knows of any valid basis for any such action, proceeding or investigation.

                  6.1.15 COMPLIANCE WITH LAWS; PERMITS. (a) Except as disclosed in SCHEDULE 6.1.15(a), Seller is not or has not been since the Balance Sheet Date in violation of any applicable Law or Order, except for such violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) SCHEDULE 6.1.15(b) sets forth a list of each material government or regulatory license, authorization, permit, franchise, consent and approval (the "PERMITS") issued and held by or on behalf of Seller or required to be so issued and held to carry on the Business as currently conducted and as to be conducted at the Closing. Except as disclosed in SCHEDULE 6.1.15(b), each Permit is valid and in full force and effect. Seller is not in default under, and no condition exists that with notice or lapse of time or both could constitute a default or could give rise to a right of termination, cancellation or acceleration under, any material Permit held by Seller.

                  6.1.16 PROPERTIES; SUFFICIENCY OF ASSETS. (a) Except as disclosed in SCHEDULE 6.1.16(a) and except for inventory disposed of in the Ordinary Course Of Business of Seller, Seller has good title to, or in the case of leased property has valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible) reflected in the Audited December 1998 Balance Sheet or acquired after the date thereof. None of such property or assets is subject to any Liens, except for (i) Liens disclosed in the Audited December 1998 Balance Sheet or incurred after the date thereof in the Ordinary Course of Business of Seller; (ii) Liens for Taxes not yet due or being contested in good faith (and for which adequate accruals or reserves are set forth on the Audited December 1998 Balance Sheet); and (iii) Permitted Liens.

                  (b) SCHEDULE 6.1.16(b) sets forth a list of all real property assets owned or leased by Seller ("REAL PROPERTY"). All such leases of real property are valid, binding and enforceable in accordance with their respective terms and Seller is a tenant or possessor in good standing thereunder and all rents due under such leases have been paid. There does not exist under any such lease any default or any event which with notice or lapse of time or both could reasonably be expected to constitute a default, except for such defaults that have not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Seller is in peaceful and undisturbed possession of the space and/or estate under each lease of which it is a tenant and has good and valid rights of ingress and egress to and from all the Real Property from and to the public street systems for all usual street, road and utility purposes. Neither Seller nor any Stockholder has received any notice of any appropriation, condemnation or like proceeding, or of any violation of any applicable zoning Law or Order relating to or affecting the Real Property, and to Seller's or any Stockholder's knowledge, no such proceeding has been threatened or commenced.

                  (c) The Purchased Assets owned or leased by Seller (including real, personal, tangible and intangible property), or which it otherwise has the right to use (including real, personal, tangible and intangible property), constitute all of the assets held for use or used in connection with the Business and are in good operating condition and repair (normal wear and tear excepted) and are adequate to conduct the Business as currently conducted.

                  6.1.17 INTELLECTUAL PROPERTY. (a) SCHEDULE 6.1.17(a) sets forth a list of all Intellectual Property Rights of Seller and all material licenses, sublicenses and other written agreements as to which Seller is a party and pursuant to which any Person is authorized to use such Intellectual Property Right, including the identity of all parties thereto.

                  (b)      Except as disclosed in SCHEDULE 6.1.17(b):

                           (i) Neither Seller nor any Stockholder has, since
                  January 1, 1993, been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding relating to the Business that is either pending or, to the knowledge of Seller or any Stockholder, threatened, that, in either case, has not been finally terminated prior to the date hereof and that involves a claim of infringement by a Seller of any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how or any other similar type of proprietary intellectual property right of any other Person and neither Seller nor any Stockholder has knowledge of any basis for any such claim of infringement and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights;

                           (ii) No Intellectual Property Right is subject to any
                  outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Seller or restricting the licensing thereof by Seller to any Person; and

                           (iii) Seller has not entered into any agreement to
                  indemnify any other Person against any charge of infringement of any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how or any other similar type of proprietary intellectual property right.

                           6.1.18 ENVIRONMENTAL MATTERS. (a) Except as disclosed
in SCHEDULE 6.1.18:

                           (i) Constituents of Concern have not been generated,
                  recycled, used, treated or stored on, transported to or from, or released or disposed on, Seller Property or, to the knowledge of Seller or any Stockholder, any property adjoining or adjacent except in compliance with Environmental Laws;

                           (ii) Except as could not individually, or in the
                  aggregate reasonably be expected to have a Material Adverse Effect, Seller is in compliance with Environmental Laws and the requirements of permits issued under such Environmental Laws with respect to the Seller Property;

                           (iii) There are no pending or, to the knowledge of
                  Seller, threatened Environmental Claims against Seller, or any Seller Property;

                           (iv) There are no facts, circumstances, conditions or
                  occurrences regarding Seller's past or present business or operations of any Seller Property, or to the knowledge of Seller or any Stockholder, any property adjoining any Seller Property, that could reasonably be expected (i) to form the basis of an Environmental Claim against Seller or any of the Seller Property or assets, or (ii) to cause any such current Seller Property or assets to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law;

                           (v) There are not now and to the knowledge of Seller,
                  or any Stockholder, there never have been any underground storage tanks or sumps located on any Seller Property or, to the knowledge of Seller or any Stockholder, located on any property that adjoins or is adjacent to any Seller Property;

                           (vi) Neither Seller nor any Seller Property is listed
                  or proposed for listing on the National Priorities List under CERCLA, or CERCLIS (as defined in CERCLA) or on any similar federal or state of sites requiring investigation or clean-up;

                           (vii) There are no Environmental Permits that are
                  nontransferable or require consent, notification or other action to remain in full force and effect following the consummation of the transactions contemplated hereby; and

                           (viii) Seller has no liability under any
                  Environmental Law (including an obligation to remediate any Environmental Condition whether caused by Seller or any other Person) which could reasonably be expected to have a Material Adverse Effect.

                  (b) There has been no environmental investigation, study, audit, test, review or other analysis commenced or conducted by or on behalf of Seller (or by a third-party of which Seller or any Stockholder has knowledge) in relation to the current or prior business of Seller, or any property or facility currently or, to the knowledge of Seller or any Stockholder, previously owned or leased by Seller which has not been delivered to Purchaser prior to the date hereof.

                  (c) Seller does not own or lease and/or has not owned or leased any property, and does not conduct and has not conducted any operations, in New Jersey or Connecticut.

                  (d) For purposes of this Section 6.1.18, the term "SELLER" (including the use of such term in the term "SELLER PROPERTY") will include any entity which is, in whole or in part, a predecessor of Seller.

                  6.1.19 PLANS AND MATERIAL DOCUMENTS. (a) SCHEDULE 6.1.19(a) sets forth a list of all Benefit Plans with respect to which Seller has or has had in the six years preceding the date hereof any obligation or liability or which are or were in the six years preceding the date hereof maintained, contributed to or sponsored by Seller for the benefit of any current or former employee, officer or director of Seller. With respect to each Benefit Plan subject to ERISA, Seller has delivered to Purchaser a true and complete copy of each such Benefit Plan (including all amendments thereto) and a true and complete copy of each material document (including all amendments thereto) prepared in connection with each such Benefit Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, and (iii) the most recently filed IRS Form 5500 for each such Benefit Plan, if any. Except as provided in Sections 8.5(d) and 8.5(e), Seller does not have any express or implied commitment to create, incur liability with respect to or cause to exist any employee benefit plan or to modify any Benefit Plan, other than as required by Law.

                  (b) Except as disclosed in SCHEDULE 6.1.19(b), none of the Benefit Plans is a plan that is or has ever been subject to Title IV of ERISA,
Section 302 of ERISA or Section 412 of the Code. None of the Benefit Plans is
(i) a "multiemployer plan" as defined in Section 3(37) of ERISA, (ii) a plan or arrangement described under Section 4(b)(5) or 401(a)(1) of ERISA, or (iii) a plan maintained in connection with a trust described in Section 501(c)(9) of the Code. Except as disclosed in SCHEDULE 6.1.19(b), and except for benefits provided in Seller's 401(k) plan, none of the Benefit Plans provides for the payment of separation, severance, termination or similar-type benefits to any person or provides for or, except to the extent required by Law, promises retiree medical or life insurance benefits to any current or former employee, officer or director of Seller.

                  (c) Except as disclosed in SCHEDULE 6.1.19(c), each Benefit Plan is in compliance in all material respects with, and has always been operated in all material respects in accordance with, its terms and the requirements of all applicable Law and Seller has satisfied in all material respects all of their statutory, regulatory and contractual obligations with respect to each such Benefit Plan. No legal action, suit or claim is pending or, to the knowledge of Seller or any Stockholder, threatened with respect to any Benefit Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could reasonably be expected to give rise to any such action, suit or claim.

                  (d) Except as disclosed in SCHEDULE 6.1.19(d), each Benefit Plan or trust which is intended to be qualified or exempt from taxation under
Section 401(a), 401(k) or 501(a) of the Code has received a favorable determination letter from the IRS that it is so qualified or exempt, and no fact or occurrence has occurred since the date of such determination letter to adversely affect the qualified or exempt status of any Benefit Plan or related trust, including Seller's 401(k) plan.

                  (e) There has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan. Seller has not incurred any material liability for any excise tax arising under the Code with respect to a Benefit Plan and no fact or event exists which could reasonably be expected to give rise to such liability.

                  (f) All material contributions, premiums or payments required to be made with respect to any Benefit Plan have been, or will be, made on or before their due dates. For completed plan years of the Benefit Plans, all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority, and no fact or event exists which could give rise to any such challenge or disallowance.

                  (g) There has been no amendment to, written interpretation of or announcement (whether or not written) by Seller thereof relating to, or change in employee participation or coverage under, any Benefit Plan that would increase materially the expense of maintaining such Benefit Plan above the level of the expense incurred in respect thereto for the most recent fiscal year ended prior to the date hereof.

                  (h) Except as disclosed in SCHEDULE 6.1.19(h) or in this Agreement or the Ancillary Agreements, no employee or former employee of Seller thereof will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

                  6.1.20 INTERESTS IN CUSTOMERS, SUPPLIERS, ETC. Except as disclosed in SCHEDULE 6.1.20, to the knowledge of Seller, none of the Stockholders, nor any other director, officer or other employee of Seller possesses, directly or indirectly, any ownership interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, licensor, developer, competitor or potential competitor of Seller. Ownership of securities of a Person whose securities are registered under the Exchange Act of 2% or less of any class of such securities will not be deemed to be an ownership interest purposes of this Section 6.1.20.

                  6.1.21 CUSTOMER, SUPPLIER AND EMPLOYEE RELATIONS. The relationships of Seller with its customers, suppliers and employees are good commercial working relationships and, except as disclosed in SCHEDULE 6.1.21, none of the material customers or material suppliers of Seller or employees of Seller receiving annual compensation in excess of $70,000 has canceled, terminated or otherwise materially altered or notified Seller of any intention or otherwise threatened to cancel, terminate or materially alter its relationship with Seller since the Balance Sheet Date. Except as disclosed in
SCHEDULE 6.1.21, as of the date hereof, Seller has no reason to believe that there will be any change in relations with material customers or suppliers or employees of Seller receiving annual compensation in excess of $70,000 as a result of the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

                  6.1.22 OTHER EMPLOYMENT MATTERS. (a) Seller is in material compliance with all Laws in respect of employment and employment practices, terms and conditions of employment and wages and hours, and has not, and is not, engaged in any unfair labor practice; no unfair labor practice complaint against Seller is pending before the National Labor Relations Board; there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving Seller; Seller is not a party to any collective bargaining agreement and no collective bargaining agreement is currently being negotiated by Seller; to the knowledge of Seller, no representation question exists regarding employees of Seller; and except as specifically set forth on SCHEDULE 6.1.22(a), no claim in respect of the employment of any employee has been asserted and is currently pending or, to the knowledge of Seller or any Stockholder, threatened against Seller.

                  (b) SCHEDULE 6.1.22(b) contains a complete and accurate list of the following information for each employee or director of Seller, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since the Balance Sheet Date: vacation accrued; service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), Seller severance pay, insurance, medical, welfare, or vacation plan, or other Benefit Plan of Seller; and all bonuses and any other amounts to be paid by Seller to employees of Seller, including bonuses and other such amounts at or in connection with the Closing ("BONUSES").

                  (c) No current employee or current director of Seller or, to the knowledge of Seller, any former employee or former director of Seller is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affected, affects, or will affect (i) the performance of his duties as an employee or director of Seller or (ii) the ability of Seller to conduct its respective business.

                  (d) SCHEDULE 6.1.22(d) also contains a complete and accurate list of the following information for each retired employee or director of Seller or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefits, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

                  6.1.23 ACCOUNTS RECEIVABLE. Except as set forth on SCHEDULE 6.1.23, all of the accounts receivable reflected on the Audited December 1998 Balance Sheet (net of the reserves set forth on the Audited December 1998 Balance Sheet) and all accounts receivable which have arisen since the Balance Sheet Date (net of any additional reserves established since such date in accordance with GAAP and in the Ordinary Course of Business of Seller, none of which is material) are valid and enforceable claims, and the goods and services sold and delivered which gave rise to such accounts receivable were sold and delivered in conformity with the applicable purchase orders, agreements and specifications. Such accounts receivable are subject to no defenses, offsets or recovery in whole or in part by the Persons whose purchase gave rise to such accounts receivable or by third-parties and are fully collectible in the Ordinary Course of Business of Seller without resort to legal proceedings, except to the extent of the amount of the reserve for doubtful accounts reflected on the Audited December 1998 Balance Sheet.

                  6.1.24 INVENTORY. Except as set forth in SCHEDULE 6.1.24, all inventories reflected on the Audited December 1998 Balance Sheet (net of the reserves set forth on the Audited December 1998 Balance Sheet) and all inventories which have been acquired or produced since the Balance Sheet Date (net of any additional reserves established since the Balance Sheet Date in the Ordinary Course of Business of Seller, none of which is material) are in good condition, conform in all material respects with the applicable specifications and warranties of Seller, are not obsolete, and are usable and salable in the Ordinary Course of Business of Seller. The values at which such inventories are carried are in accordance with GAAP, consistently applied. The amount and mix of items in the inventories of supplies, in-process and finished products are, and will be at the Closing Date, consistent with the past business practices of Seller.

                  6.1.25 MILLENNIUM COMPLIANCE. SCHEDULE 6.1.25 describes the measures that have been implemented to determine the extent to which the computer systems used by Seller in its business (the "COMPUTER SYSTEMS") are not in Millennium Compliance, and the material details of any program undertaken with a view towards causing the Computer Systems to achieve Millennium Compliance.

                  6.1.26 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller or any Stockholder or any of their Affiliates who might be entitled to any fee or other commission in connection with the transactions contemplated by this Agreement.

                  6.2 STOCKHOLDERS' REPRESENTATIONS AND WARRANTIES. Each Stockholder, severally and not jointly and with respect to such Stockholder only, represents and warrants to Purchaser as follows:

                  6.2.1 AUTHORITY; ENFORCEABILITY. Such Stockholder has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and each Ancillary Agreement to which such Stockholder is or will be a party at the Closing, to consummate the transactions contemplated hereby and to perform his obligations hereunder and thereunder. This Agreement has been, and each of the Ancillary Agreements to which such Stockholder will be a party at the Closing will have been, duly executed and delivered by such Stockholder and constitute, and will constitute at the Closing, legal, valid and binding obligations of such Stockholder enforceable against such Stockholder in accordance with their respective terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  6.2.2 NO CONFLICTS. The execution and delivery of this Agreement and each Ancillary Agreement to which such Stockholder is or will be a party at the Closing has not and will not at the Closing, and the consummation of the transactions contemplated hereby and compliance with the terms hereof has not and will not at the Closing, violate or conflict with in any respect or result in a breach under any Contract, Law or Order applicable to such Stockholder.

                  6.2.3 NO CONSENTS. Except as may be required under the HSR Act, no consent of, approval or filing with, any court or other Person is required to be obtained or made by or with respect to such Stockholder in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements to which such Stockholder is or will be a party at the Closing or the consummation by such Stockholder of the transactions contemplated hereby or thereby.

                  6.2.4 LITIGATION. Except as disclosed in SCHEDULE 6.2.4, there is no action, suit, investigation, arbitration or administrative or other proceeding pending, or, to the knowledge of such Stockholder threatened, against or affecting such Stockholder before any court or arbitrator or any Governmental Authority, which, if determined or resolved adversely to such Stockholder could reasonably be expected to, individually or when considered together with all other such matters, adversely affect the right or ability of such Stockholder to consummate the transactions contemplated by this Agreement and the Ancillary Agreements to which he is or will be a party at the Closing; and such Stockholder knows of no valid basis for any such action, proceeding or investigation.

                  6.2.5 INTERESTS IN CUSTOMERS, SUPPLIERS, ETC. Except as disclosed in SCHEDULE 6.1.20, neither such Stockholder, nor, to the knowledge of such Stockholder, any other director, officer or other employee of Seller, possesses, directly or indirectly, any ownership interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, licensor, developer, competitor or potential competitor of Seller. Ownership of securities of a company whose securities are registered under the Exchange Act of 2% or less of any class of such securities will not be deemed to be an ownership interest for purposes of this Section 6.2.5.

                  6.3 NO INFERENCE OF ASSUMPTION OF RETAINED LIABILITIES OR ACQUISITION OF EXCLUDED ASSETS BY PURCHASER OR ANY OF ITS AFFILIATES. Nothing contained in any of the representations and warranties set forth in this Agreement will be construed to constitute the assumption by Purchaser or any of its affiliates of any of the Retained Liabilities, or the acquisition by Purchaser or any of its affiliates of any of the Excluded Assets, all of which are and will remain after the date hereof for the account of Seller and the Stockholders.

                                   ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                      Purchaser represents and warrants to Seller as follows:

                  7.1 CORPORATE EXISTENCE AND POWER. Purchaser is a Delaware corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Purchaser has all corporate power and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

                  7.2 CORPORATE AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by Purchaser of this Agreement and each of the Ancillary Agreements to which it is or will be a party at the Closing are and will be at the Closing within Purchaser's corporate power and have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been and each of the Ancillary Agreements to which Purchaser is or will be a party at the Closing will have been duly executed and delivered by Purchaser and constitute, and will constitute at the Closing, valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  7.3 GOVERNMENTAL AUTHORIZATION. Except as may be required under the HSR Act, the execution, delivery and performance by Purchaser of this Agreement and each of the Ancillary Agreements to which Purchaser will be a party at the Closing require no action by or in respect of, or filing with, any Governmental Authorities.

                  7.4 NON-CONTRAVENTION. The execution, delivery and performance by Purchaser of this Agreement and each Ancillary Agreement to which Purchaser is or will be a party at the Closing, do not and will not at the Closing (a) violate the certificate of incorporation or bylaws or comparable organizational documents of Purchaser or (b) violate any applicable Law or Order.

                  7.5 LITIGATION. Except as disclosed in SCHEDULE 7.5, there is no action, suit, investigation, arbitration or administrative or other proceeding pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser, or any of Purchaser's properties before any court or arbitrator or any Governmental Authority which, if determined or resolved adversely to Purchaser, could, individually or in the aggregate, reasonably be expected to materially and adversely affect the right or ability of Purchaser to consummate the transactions contemplated by this Agreement and any Ancillary Agreement to which Purchaser will be a party at Closing.

                                  ARTICLE VIII

                                CERTAIN COVENANTS

                  8.1 CONDUCT OF BUSINESS OF SELLER. During the period from the date of this Agreement to the Closing Date, the Stockholders will, jointly and severally, cause Seller to, and Seller will, conduct its operations only in the Ordinary Course of Business of Seller (including managing their working capital in accordance with its past practice and custom) and use their respective reasonable best efforts to: (a) preserve intact its business organizations, (b) keep available the services of its officers and employees and (c) maintain its relationships and goodwill with licensors, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with any of them or the Business. Seller will confer with Purchaser concerning operational matters of a material nature and report periodically to Purchaser concerning the Business of Seller, operations and finances of Seller. Without limiting the generality or effect of the foregoing, prior to the Closing Date, except with the prior written consent of Purchaser, Seller will not, and the each Stockholder will cause Seller not to:

                  (a) Amend or modify their certificates of incorporation or bylaws from their respective forms on the date of this Agreement;

                  (b) Change any salaries or other compensation of, or pay any bonuses to any director, officer, employee or stockholder of Seller, or enter into any employment, severance, or similar agreement with any director, officer, stockholder or employee of Seller, PROVIDED, HOWEVER, that the compensation of employees of Seller receiving annual compensation of less than $70,000 may be changed in the Ordinary Course of Business of Seller;

                  (c) Except as contemplated by Sections 8.5(d) and 8.5(e), adopt or increase any benefits under any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees;

                  (d) Except as contemplated by Section 8.14, enter into any contract or commitment except contracts and commitments (for capital expenditures or otherwise) in the Ordinary Course of Business of Seller (and in any case not exceeding the dollar amounts with respect to specified categories of Contracts in Section 6.1.12);

                  (e) Incur, assume or guarantee any Indebtedness other than in the Ordinary Course of Business;

                  (f) Enter into any transaction or commitment relating to the assets or the Business of Seller which, individually or in the aggregate, could be material to Seller, or cancel or waive any claim or right of substantial value which, individually or in the aggregate, could be material to Seller without the prior written consent of Purchaser which will not be unreasonably withheld or delayed;

                  (g) Make any change in accounting methods or practices (including changes in reserve or accrual amounts or policies);

                  (h) Issue or sell any Capital Stock, or make any other changes in its capital structure, including the grant of any stock option or other right to purchase shares of Capital Stock of Seller;

                  (i) Sell, lease or otherwise dispose of any material asset or property without the prior written consent of Purchaser which will not be unreasonably withheld or delayed;

                  (j) Except as expressly permitted under this Agreement, write-off as uncollectible any notes or accounts receivable, except write-offs in the Ordinary Course of Business of Seller charged to applicable reserves, none of which individually or in the aggregate is material; write-off, write-up or write-down any other material asset of Seller; or alter its customary time periods for collection of accounts receivable or payments of accounts payable;

                  (k) Create or assume any Lien other than a Permitted Lien;

                  (l) Make any loan, advance or capital contributions to or investment in any Person;

                  (m) Terminate or close any material facility, business or operation of Seller;

                  (n) Cause or permit to occur any event, development or state of circumstances or facts which individually or together with other matters, has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; or

                  (o) Agree to do any of the foregoing.

                  8.2 EXCLUSIVE DEALING. During the period from the date of this Agreement to the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, neither Seller nor any Stockholder or any of their respective Affiliates, or any officer or director of Seller or any of its Affiliates, or other representative of any of the foregoing (including advisors, agents, attorneys, employees or consultants) will take any action to, directly or indirectly, encourage, initiate, solicit or engage in discussions or negotiations with, or provide any information to any Person, other than Purchaser (and its Affiliates and representatives), concerning any purchase of any Capital Stock of Seller or any merger, asset sale or similar transaction involving Seller. Seller and each Stockholder will disclose to Purchaser the existence or occurrence of any proposal or contract which it or he or any of their representatives described above may receive in respect of any such transaction and the identity of the Person from whom such a proposal or contract is received.

                  8.3 REVIEW OF SELLER. Purchaser may, prior to the Closing Date, directly or through its representatives, review the properties, books and records of Seller and their financial and legal condition to the extent it deems necessary or advisable to familiarize itself with such properties and other matters. Seller will permit Purchaser and their representatives to have, after the date of execution of this Agreement, reasonable access to the premises and to all the books and records of Seller and to cause the officers of Seller to furnish Purchaser with such financial and operating data and other information with respect to the Business and properties of Seller as Purchaser will from time to time reasonably request. Seller will deliver or cause to be delivered to Purchaser such additional instruments, documents, certificates and opinions as Purchaser may reasonably request for the purpose of (i) verifying the information set forth in this Agreement or on any Schedule attached hereto and
(ii) consummating or evidencing the transactions contemplated by this Agreement.

                  8.4 REASONABLE BEST EFFORTS. Seller and Purchaser will cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate actions, and to make, or cause to be made, all filings necessary, proper or advisable under applicable Laws (including, without limitation, the filing of Notification and Report Forms under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice) to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective reasonable best efforts to obtain, prior to the Closing Date, all licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with Seller as are necessary for consummation of the transactions contemplated by the Agreement and to fulfill the conditions to the sale contemplated hereby. Notwithstanding any other provision hereof, in no event will Purchaser or any of its Affiliates be required to (a) enter into or offer to enter into any divestiture hold-separate, business limitation or similar agreement or undertaking in connection with this Agreement or the transactions contemplated hereby or (b) make any payment in connection with any consent or approval or condition to Closing set forth in any subsection of
Section 9.1 which it is necessary or advisable for Seller to obtain or satisfy in order to consummate the transactions contemplated by this Agreement.

                  8.5 TRANSFER OF EMPLOYEES AND BENEFIT PLANS. As of the Closing Date:

                  (a) Employees of Seller with respect to the Business immediately prior to the Closing Date whose names are listed on SCHEDULE 8.5(a) will be offered employment with Purchaser or an Affiliate of Purchaser each such offer to include (i) a substantially equivalent title, level of responsibility and compensation as each such employee had as an employee of Seller on the date hereof and (ii) the benefits listed on SCHEDULE 8.5(b), PROVIDED that this
Section 8.5 will not be construed to prohibit Purchaser from modifying or eliminating any such benefits after the Closing Date;

                  (b) Purchaser will assume all obligations relating to the payment of (i) Employee Bonus Accruals to the extent provided in Section 3.1(a)(vii), salary, wages and benefits reflected on the Closing Date Balance Sheet (to the extent not discharged prior to the Closing Date) or otherwise arising or accruing after the Closing Date, PROVIDED that the existence thereof does not constitute a breach of any representation, warranty or covenant of Seller hereunder, in each case with respect to any employee of Seller who accepts employment with Purchaser (the "TRANSFERRED EMPLOYEES"), and (ii) severance payments and other severance benefits to which the Transferred Employees become entitled because of termination of their employment with and by Purchaser or an Affiliate of Purchaser after they become employees of Purchaser (other than severance arising from constructive termination resulting from the terms and conditions of the offer of employment made by Purchaser in compliance with this Section 8.5);

                  (c) Purchaser will assume the obligations of Seller under each of the employment agreements listed on SCHEDULE 6.1.12(a)(iii) to which Seller is party; and

                  (d) Prior to the Closing Date and subject to the compliance by Seller with its obligations under Section 8.5(g), Purchaser will take all action necessary to establish a defined contribution plan for Transferred Employees (the "TRANSFEREE 401(K) PLAN") containing substantially the same terms and conditions as the Nationwide Precision/Parlec Section 401(k) Plan (the "NATIONWIDE/PARLEC 401(K) PLAN") and, effective as of or as promptly as possible after the Closing Date, Seller will cause assets of the Nationwide/Parlec 401(k) Plan attributable to the benefits of Transferred Employees to be transferred in a manner that satisfies Section 414(l) of the Code to the Transferee 401(k) Plan; PROVIDED, HOWEVER, that no transfer will occur until Purchaser has received such assurances as may be reasonable that the applicable provisions of the Code have been satisfied. The assets transferred from the Nationwide/Parlec 401(k) Plan to the Transferee 401(k) Plan will be equal to the vested and nonvested account balances of Transferred Employees as of the date of Transfer. Purchaser will take such action as may be necessary to provide each Transferred Employee participating in the Transferee 401(k) Plan after the transfer with an initial account balance that is at least equal to the account balance transferred from the Nationwide/Parlec 401(k) Plan, and to provide all benefits protected by Law, including optional forms of benefit.

                  (e) With respect to all other Benefit Plans in which Seller and Parlec or any other employer participate, Purchaser will take all action necessary to establish, effective as of the Closing Date, benefit plans for Transferred Employees containing substantially the same terms and conditions as such Benefit Plans (the "TRANSFEREE PLANS"). Purchaser will assume sponsorship of the Transferee Plans, and Seller will take all action necessary to transfer sponsorship of the Transferee Plans to Purchaser, effective as of the Closing.

                  (f) Purchaser will assume sponsorship of all Benefit Plans not described in Sections 8.5(d) and 8.5(e) above, and Seller will take all action necessary to transfer sponsorship of such Benefit Plans to Purchaser, effective as of the Closing.

                  (g) Seller will provide all reasonable assistance to Purchaser in connection with the performance by Purchaser of its obligations under Sections 8.5(d), 8.5(e) and 8.5(f).

                  Nothing contained in this Agreement will confer upon any Transferred Employee, or any legal representative thereof, any rights or remedies, including, without limitation, any right to employment for any specified period, of any nature or kind whatsoever, under or by reason of this Agreement (other than as provided in the Employment Offer Letter). Notwithstanding anything to the contrary contained in this Agreement, neither Purchaser nor any Affiliate of Purchaser will be required to continue any particular Benefit Plan after the Closing Date for the Transferred Employees, and any such Benefit Plan may be amended or terminated in accordance with its terms and any applicable Law.

                  8.6 BOOKS AND RECORDS. (a) From and after the Closing Date, Purchaser will give Seller's representatives reasonable access to such documentation and information and reasonable access to and cooperation of employees which Seller may reasonably require (i) to prepare and file Tax returns and to respond to any issues which may arise with respect to Taxes for which Seller or any Stockholder are responsible to the extent relating to the Purchased Assets or Assumed Liabilities, (ii) with respect to any Retained Liabilities; and (iii) to defend any claim which Seller is required to defend pursuant to this Agreement or in connection with the operation of the Business prior to the Closing Date. Prior to the sixth anniversary of the Closing Date, Purchaser will give Seller at least ten days prior written notice of Purchaser's intention to dispose of any books, records or other documentation which are delivered to Purchaser under the terms of this Agreement and that Seller may reasonably require, and Seller will have the opportunity to obtain possession, at its own expense, of any such books, records or documentation prior to Purchaser's disposition thereof. In the absence of bad faith or willful misconduct, Purchaser will have no liability arising out of or in connection with its retention and handling of such records.

                  (b) From and after the Closing Date, Seller and each Stockholder will give Purchaser's representatives reasonable access to such documentation, information and reasonable access to and cooperation of each Stockholder and other employees of Seller which Purchaser may reasonably require
(i) to prepare and file tax returns and respond to any issues which may arise with respect to Taxes for which Purchaser is responsible to the extent relating to the Purchased Assets or Assumed Liabilities or (ii) to defend any claim which Purchaser is required to defend pursuant to this Agreement or in connection with the operation of the Business after the Closing Date. Prior to the sixth anniversary of the Closing Date, Seller will give Purchaser at least ten days prior written notice of Seller's intention to dispose of any books, records or other documentation contemplated by this Section 8.6(b) and that Purchaser may otherwise reasonably require, and Purchaser will have the opportunity to obtain possession, at its own expense, of any such books, records or documentation prior to Seller's or the Stockholders' disposition thereof. In the absence of bad faith or willful misconduct, Seller will have no liability arising out of or in connection with its retention and handling of such records. Without limiting the generality or effect of the foregoing, Seller will deliver or cause to be delivered to Purchaser such additional instruments, documents, certificates and opinions as Purchaser may reasonably request for the purpose of (x) verifying the information set forth in this Agreement or on any Schedule attached hereto and (y) consummating or evidencing the transactions contemplated by this Agreement.

                  8.7 BULK TRANSFER LAWS. Seller will use its reasonable best efforts to assist Purchaser in complying with the provisions of any Laws of any jurisdiction relating to bulk transfers which may be applicable in connection with the transfer of the Purchased Assets to Purchaser.

                  8.8 NON-COMPETITION. (a) During the Covenant Period, Seller will not promote, participate, engage or have any other interest (whether Seller is acting as owner, purchaser, shareholder, employee, broker, agent, principal, trustee, corporate officer, director, consultant or in any other capacity) (i) in any business which is competitive with any product or service offered by Seller on or prior to the Closing Date (including tooling services but excluding the performance of the Subject Work by Parlec in accordance with the terms of the Parlec Agreement) or (ii) otherwise in the business of manufacturing and supplying of complex machined metal parts for original equipment manufacturers;

                  (b) During the Covenant Period, Seller will not directly or indirectly solicit, canvass or approach any Person who, to the knowledge of Seller or any Stockholder, was provided with products or services by Seller at any time prior to the Closing Date, to offer that Person products or services similar to or derivative of products or services provided by Seller to such Person at any time within the two year period prior to the Closing Date by Seller.

                  (c) During the Covenant Period, Seller will not directly or indirectly solicit, canvass or approach any Person who, to the knowledge of Seller, provided products or services to Seller at any time during the two years before the Closing Date to endeavor to cause such Person to cease providing products or services to Purchaser.

                  (d) During the Covenant Period, Seller will not directly or indirectly employ, solicit or entice away any Board of Directors member, management committee member, director, officer or other employee of Purchaser or any other Person directly or indirectly controlled by Purchaser until such individual has not been employed or otherwise affiliated or associated with Purchaser or such other Person for at least two consecutive years; PROVIDED, HOWEVER, that this provision will not prohibit Seller from hiring Mr. Ronald S. Ricotta after the expiration of the term of his Employment Agreement prior to the expiration of such two year period.

                  8.9 COLLECTION OF PAYMENTS. Following the Closing: (a) Seller will promptly, and in any event, not later than seven days following receipt, forward to Purchaser any payments received by Seller with respect to any of the Purchased Assets, and any checks, drafts or other instruments payable to Seller will, when so delivered, bear all endorsements required to effectuate the transfer of the same to Purchaser, (b) Seller will promptly forward to Purchaser any mail or other communications received by Seller relating to the Purchased Assets or the Assumed Liabilities, (c) Purchaser will promptly, and in any event, not later than seven days following receipt, forward to Seller any payments received by Purchaser with respect to any of the Excluded Assets, and any checks, drafts or other instruments payable to Purchaser shall, when so delivered, bear all endorsements required to effect the transfer of the same to Seller and (d) Purchaser will promptly forward to Seller any mail or other communications received by Purchaser relating to the Excluded Assets or the Retained Liabilities.

                  8.10 ACCOUNTS RECEIVABLE. (a) Seller and the each Stockholder will use their reasonable best efforts to assist Purchaser in the collection of Accounts Receivable. On the Business Day immediately following the Put Date, Purchaser may transfer to Seller, and if so transferred, the Stockholders will, jointly and severally, cause Seller to, and Seller will, purchase from Purchaser, each Uncollected Accounts Receivable for an amount equal to the difference between (i) the face amount thereof, and (ii) the amount of any reserve for doubtful accounts set forth on the Closing Date Balance Sheet. During the 90 day period immediately following the Put Date, Purchaser will use all reasonable efforts (but at no substantial out-of-pocket cost to Purchaser) to assist Seller in the collection of the then Uncollected Accounts Receivable. Purchaser hereby covenants and agrees to execute any and all documents reasonably necessary to transfer any and all right, title and interest in Uncollected Accounts Receivable to Seller.

                  (b) Any payment received by Seller after the Closing in respect of an Account Receivable (other than Uncollected Accounts Receivable transferred to Seller by Purchaser in accordance with Section 8.10(a)) will be deemed to be made in trust for the benefit of Purchaser. Seller will and the Stockholders will, jointly and severally, cause Seller to, upon receipt of such payment, pay to Purchaser or its designee by wire transfer in immediately available funds the full amount of such payment. Any payment received by the Purchaser after the Closing in respect of an Uncollected Account Receivable transferred and conveyed to Seller in accordance with Section 8.10(a) will be deemed to be made in trust for the benefit of Seller, and Purchaser will, upon receipt of such payment, pay to Seller or its designee by wire transfer in immediately available funds the full amount of such payment.

                  8.11 USE OF NAMES. On and after the Closing Date, Seller will, and the Stockholders will, jointly and severally, cause Seller to, discontinue all use of the names "Nationwide Precision Products Corp." alone or in any combination of words for any product or service and will as promptly as possible, but in no event later than 30 days after the Closing Date, eliminate such names from all signs, purchase orders, invoices, sales orders, packaging stock, labels, letterheads, shipping documents and other materials used by Seller.

                  8.12 S CORPORATION STATUS. Seller will continue to be a valid S Corporation through the Closing.

                  8.13 OTHER FINANCIAL STATEMENTS. (a) Seller and each Stockholder will, prior to the Closing and thereafter as necessary in the judgement of Purchaser, deliver to Purchaser the written consent(s) of Brovitz, Insero, Kasperski & Co., P.C. authorizing the use by Purchaser or an Affiliate of Purchaser of the Audited Statements in connection with the financing contemplated by Section 9.1.11 (including a registration statement to be filed with the Securities and Exchange Commission in connection therewith).

                  (b) Seller and each Stockholder will, prior to the Closing, deliver to Purchaser within twenty days after the last day of each applicable month the Monthly Financial Statements contemplated by clause (ii) of the definition thereof.

                  8.14 AVAILABLE CASH. Seller will, and each Stockholder will cause Seller to, (a) have available Cash of not less than $200,000 at the Closing (before giving effect to the payment of the Purchase Price) and (b) deliver evidence of the foregoing reasonably satisfactory to Purchaser.

                  8.15 TRANSFER TAXES; HSR ACT FILING FEES. Purchaser will pay all filing fees required to be paid in connection with the filings required to be made under the HSR Act. All transfer, documentary, sales, use, stamp, registration and value added Taxes imposed on Purchaser or Seller which are incurred in connection with this Agreement will be borne equally by Seller and Purchaser.

                  8.16 FURTHER ASSURANCES. From time to time, as and when requested by any party hereto, the other parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such further actions, as the requesting party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

                  8.17 CONFIDENTIALITY. It is understood that the business of Purchaser and Precision Partners, L.L.C. and its subsidiaries and of Seller, and all matters related thereto, are of a confidential nature. Prior to the date hereof, there may have been revealed, and on or after the date hereof there may be revealed, to Purchaser and its Affiliates or representatives, on the one hand, and to Seller and its Affiliates and representatives, on the other, "CONFIDENTIAL INFORMATION" (as hereinafter defined) concerning the business of Purchaser and Precision Partners, L.L.C. and its affiliates or the business of Seller. In consideration for and as an inducement to the parties to execute, deliver and perform this Agreement, each of the parties hereto hereby agrees that, following the termination of this Agreement or any other failure of the Closing to be consummated, neither party shall divulge or appropriate for their own use, or for the use of any third party, any Confidential Information of the other party. As used herein, the term "Confidential Information" means the following oral or written information relating to each party's business: know-how, technology, inventions, designs, methodologies, trade secrets, patents, secret processes and formulae, information relating to the development, research, testing, manufacturing, marketing, sales, distribution and uses of products, sources of supplies, budgets and strategic plans, the identity and special needs of customers, plants and other properties, and any other information which may give the party who received such Confidential Information an opportunity to obtain an advantage over its competitors who do not know or use such information; PROVIDED, HOWEVER, that the term "CONFIDENTIAL INFORMATION" shall not include (i) any such information that, prior to its use or disclosure by any party hereto, can be shown to have been in the public domain or generally known or available to customers, suppliers or competitors of the business of Purchaser and Precision Partners, L.L.C. and its affiliates or Seller, as the case may be, through no breach of the provisions of this Section; (ii) any such information that, prior to its use or disclosure by any party hereto was rightfully in the receiving party's possession, without violation of the provisions of this Section or other non-disclosure covenants that were executed for the benefit of Purchaser and Precision Partners, L.L.C. and its affiliates or Seller, as the case may be; or
(iii) any such information that, prior to its use or disclosure by Purchaser or Seller, as the case may be, was developed by such party without violation of the provisions of this Section or other non-disclosure covenants that were executed for the benefit of Purchaser and Precision Partners, L.L.C. and its affiliates or Seller, as the case may be.

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

                  9.1 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the Closing are subject to the satisfaction of the following conditions:

                  9.1.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND THE STOCKHOLDERS. (a) The representations and warranties of Seller and each Stockholder made in this Agreement will be true and correct in all respects (or, if any such representation is not expressly qualified by "materiality," "Material Adverse Effect" or words of similar import, then in all material respects) as of the date hereof and as of the Closing, as though made as of the Closing; (b) Seller and each Stockholder shall have performed and complied with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by Seller and each Stockholder on or before the Closing Date; and (c) Seller will have delivered to Purchaser a certificate of Seller's Chief Executive Officer and each Stockholder will have delivered to Purchaser a certificate of Stockholder, all dated the Closing Date, confirming the foregoing and such other evidence of compliance with their obligations as Purchaser may reasonably request.

                  9.1.2 SELLER'S CERTIFICATE. Seller shall have delivered to Purchaser a certificate from Seller's Secretary or an Assistant Secretary certifying as to the due adoption of resolutions adopted by its Board of Directors (and its stockholders, if required) authorizing the execution of this Agreement and the Ancillary Agreements and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein and therein.

                  9.1.3 STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved in the manner and by the requisite vote of the Stockholders required by applicable Law.

                  9.1.4 NO INJUNCTION, ETC. No provision of any applicable Law and no judgment, injunction, order or decree will be in effect which will prohibit the consummation of the Closing.

                  9.1.5 NO PROCEEDINGS. No proceeding challenging this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing or seeking damages will have been instituted by any Person (other than Seller) before any court, arbitrator or Governmental Authority and be pending.

                  9.1.6 REQUIRED FILINGS. All actions by or in respect of or filings by Seller or any Stockholder with any Person required to permit the consummation of the Closing shall have been taken, made or obtained.

                  9.1.7 OPINION OF COUNSEL. Purchaser shall have received an opinion of Harris, Beach & Wilcox, LLP, counsel to Seller and the Stockholders, dated the Closing Date substantially in the form attached hereto as EXHIBIT I, together with the Reliance Letters to the Lenders.

                  9.1.8 TERMINATION OF SECURITY INTERESTS. Seller shall have obtained releases and other documentation reasonably requested by Purchaser in form and in substance satisfactory to Purchaser providing for the termination and release of all Liens (other than Permitted Liens) on the Purchased Assets.

                  9.1.9 ANCILLARY AGREEMENTS. Each of the Ancillary Agreements shall have been executed and delivered by the parties thereto other than Purchaser.

                  9.1.10 THIRD-PARTY CONSENTS; GOVERNMENTAL APPROVALS. All consents, approvals, waivers and Permits, if any, disclosed or required to be disclosed on any Schedule attached hereto or otherwise required in connection with the consummation of the transactions contemplated by this Agreement shall have been received. All of the consents, approvals, authorizations, exemptions, waivers and Permits from Governmental Authorities that will be required in order to enable Purchaser to consummate the transactions contemplated hereby shall have been obtained.

                  9.1.11 FINANCING. Purchaser shall have available to it financing necessary to consummate Closing on terms satisfactory to Purchaser in its sole discretion.

                  9.1.12 DUE DILIGENCE. Purchaser shall have completed, or caused to be completed by its attorneys, accountants and other representatives, to its satisfaction, business, legal, environmental and accounting due diligence investigations and reviews of Seller.

                  9.1.13 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, no event shall have occurred which, individually or when considered together with all other matters, has had or could reasonably be expected to have a Material Adverse Effect.

                  9.1.14 FIRPTA. Seller shall have furnished to Purchaser, on or prior to the Closing Date, a non-foreign person affidavit required by Section 1445 of the Code.

                  9.1.15 HSR ACT. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

                  9.2 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller and the Stockholders to consummate the Closing are subject to the satisfaction of the following conditions:

                  9.2.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER. The representations and warranties of Purchaser made in this Agreement will be true and correct in all respects (or, if any such representation is not expressly qualified by "materiality," "Material Adverse Effect" or words of similar import, then in all material respects) as of the date hereof and as of Closing, as though made as of the Closing; (b) Purchaser shall have performed and complied with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by Purchaser on or before the Closing Date; and (c) Purchaser shall have delivered to Seller a certificate of Purchaser's Chief Executive Officer, dated the Closing Date, confirming the foregoing and such other evidence of compliance with its obligations as Seller may reasonably request.

                  9.2.2 PURCHASER'S CERTIFICATE. Purchaser will have delivered to Seller a certificate from its Secretary or Assistant Secretary certifying as to the due adoption of resolutions adopted by its Board of Directors (and its stockholders, if required) authorizing the execution of this Agreement and the Ancillary Agreements and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein and therein.

                  9.2.3 NO INJUNCTION, ETC. No provision of any applicable Law and no judgment, injunction, order or decree will be in effect which will prohibit the consummation of the Closing.

                  9.2.4 OPINION OF COUNSEL. Seller shall have received an opinion of Jones, Day, Reavis & Pogue, counsel to Purchaser, dated the Closing Date substantially in the form attached hereto as EXHIBIT K.

                  9.2.5 ANCILLARY AGREEMENTS. Each of the Ancillary Agreements shall have been executed by Purchaser, if Purchaser is a party thereto.

                  9.2.6 HSR ACT. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

                  9.2.7 OFFER OF EMPLOYMENT. Each of the employees listed on
SCHEDULE 8.5(a) shall have been offered employment by Purchaser.

                  9.2.8 NO PROCEEDINGS. No proceeding challenging this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing or seeking damages will have been instituted by any Person (other than Purchaser) before any court, arbitrator or Governmental Authority and be pending.

                  9.2.9 THIRD-PARTY CONSENTS; GOVERNMENTAL APPROVALS. All consents, approvals, waivers and Permits required in connection with the consummation of the transactions contemplated by this Agreement, and all of the consents, approvals, authorizations, exemptions waivers and Permits from Governmental Authorities that will be required in order to enable Seller to consummate the transactions contemplated hereby, in each case set forth on
SCHEDULE 9.2.9, shall have been received or obtained.

                                    ARTICLE X

                            SURVIVAL; INDEMNIFICATION

                  10.1 SURVIVAL. (a) The representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith will survive the Closing until the first to occur of (i) the completion of Purchaser's audit in accordance with GAAP, (including receipt by Purchaser of an opinion of its auditors with respect, thereto) of its financial statements for Purchaser's fiscal year ended December 31, 2000 or (ii) March 31, 2001; PROVIDED, HOWEVER, that the representations and warranties contained in Section 6.1.10 and 6.1.18 will survive the Closing until the expiration of the statute of limitations applicable to the matters covered thereby (after giving effect to any waiver, mitigation or extension thereof granted by Seller), and the Selected Seller and Stockholders Representations and Warranties will survive the Closing indefinitely. Notwithstanding the immediately preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement will survive the time at which it would otherwise terminate pursuant to the immediately preceding sentence if written notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time; PROVIDED, HOWEVER, that the applicable representation or warranty will survive only with respect to the particular inaccuracy or breach specified in such written notice. All covenants and agreements of the parties contained in this Agreement, will survive the Closing indefinitely.

                  10.2 INDEMNIFICATION. (a) On and after the Closing, Seller and the Stockholders, jointly and severally, will indemnify, defend and hold harmless Purchaser and its officers, directors, employees, affiliates, stockholders and agents, and the successors to the foregoing (and their respective officers, directors, employees, affiliates, stockholders and agents), against any and all liabilities, damages and losses, in each case, actually incurred (including diminution in value of the Business, and, if but only to the extent asserted in a Third-Party Claim, punitive damages, but excluding lost profits and other consequential damages), and all costs or expenses actually incurred, including reasonable attorneys' and consultants' fees and expenses ("DAMAGES"), incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by Seller or any Stockholder in any subsection of Section 6.1 to be true and correct as of the Closing Date (other than a breach of Section 6.1.10 with respect to Taxes which will be governed by Section 10.3), (ii) the breach of any covenant or agreement made or to be performed by Seller or any Stockholder pursuant to this Agreement and
(iii) any Retained Liabilities; PROVIDED, HOWEVER, that neither Seller nor any Stockholder will be liable under clause (i) of this Section 10.2(a) (other than with respect to a breach of any of the Selected Seller and Stockholders Representations and Warranties) unless the aggregate amount of Damages exceeds $250,000 and then from the first dollar to the full extent of such Damages; PROVIDED, FURTHER, HOWEVER, that the aggregate liability of Seller and the Stockholders under clause (i) of Section 10.2(b) and under clause (i) of this
Section 10.2(a) will not exceed (other than with respect to a breach of any of the Selected Seller and Stockholders Representations and Warranties), an amount equal to $10.0 million (the "CAP").

                  (b) On and after the Closing, Seller and the Stockholders, severally and not jointly (except where the covenants of the Stockholders are expressly set forth in this Agreement to be joint and several, in which case the indemnification obligations of the Stockholders under this Section 10.2(b) with respect to a breach of any such covenants will be joint and several), will indemnify, defend and hold harmless Purchaser and its officers, directors, employees, affiliates, stockholders and agents and the successors to the foregoing (and their respective officers, directors, employees, affiliates, stockholders and agents) against Damages incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by any of the Stockholders in any subsection of Section 6.2 of this Agreement to be true and correct as of the Closing Date or (ii) the breach of any covenant or agreement made or to be performed by a Stockholder pursuant to this Agreement; PROVIDED, HOWEVER, that the aggregate liability of Seller and the Stockholders under clause (i) of Section 10.2(a) and under clause (i) of this Section 10.2(b) will not exceed the Cap.

                  (c) On and after the Closing, Purchaser will indemnify, defend and hold harmless Seller and its officers, directors, employees, affiliates, stockholders and agents and the successors to the foregoing (and their respective officers, directors, employees, affiliates, stockholders and agents) against Damages incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by Purchaser in Article VII of this Agreement to be true and correct as of the Closing Date, (ii) the breach of any covenant or agreement made or to be performed by Purchaser pursuant to this Agreement or (iii) any Assumed Liability; PROVIDED, HOWEVER, that Purchaser will not be liable under clause (i) of this Section 10.2(c) (other than with respect to a breach of any of the Selected Purchaser Representations and Warranties) unless the aggregate amount of Damages exceeds $250,000 and then from the first dollar to the full extent of such Damages; PROVIDED, FURTHER, HOWEVER, that Purchaser's liability under clause (i) of this Section 10.2(c) (other than with respect to a breach of any of the Selected Purchaser Representations and Warranties) will not exceed, in the aggregate an amount equal to the Cap.

                  10.3 TAX INDEMNIFICATION. On and after the Closing, Seller and the Stockholders, jointly and severally, will indemnify, defend and hold harmless Purchaser, and its officers, directors, employees, affiliates and agents and the successors to the foregoing (and their respective officers, directors, employees, affiliates and agents) against (i) all Taxes (and losses, claims and expenses related thereto) resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based upon, attributable to, or resulting from the failure of any representation or warranty made pursuant to Section 6.1.10 to be true and correct as of the Closing Date and (ii) all Taxes imposed on or asserted against Purchaser or for which Purchaser or any of its Affiliates may be liable in respect of the Purchased Assets, the Business or the income or operations of Seller for all Pre-Closing Tax Periods (net of reserves for Taxes accurately reflected on the Closing Date Balance Sheet).

                  10.4 PROCEDURES. (a) If any Person who or which is entitled to seek indemnification under Section 10.2 or Section 10.3 (an "INDEMNIFIED PARTY") receives notice of the assertion or commencement of any Third-Party Claim against such Indemnified Party with respect to which the Person against whom or which such indemnification is being sought (an "INDEMNIFYING PARTY") is obligated to provide indemnification under this Agreement, the Indemnified Party will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 days after receipt of such written notice of such Third-Party Claim. Such notice by the Indemnified Party will describe the Third-Party Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Damages that has been or may be sustained by the Indemnified Party. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnified Party, to assume, the defense of any Third-Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnified Party), and the Indemnified Party will cooperate in good faith in such defense.

                  (b) If, within ten days after giving notice of a Third-Party Claim to an Indemnifying Party pursuant to Section 10.4(a), an Indemnified Party receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third-Party Claim as provided in the last sentence of Section 10.4(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; PROVIDED, HOWEVER, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third-Party Claim within ten days after receiving written notice from the Indemnified Party that the Indemnified Party reasonably believes the Indemnifying Party has failed to take such steps, the Indemnified Party may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs and expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third-Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or which provides for injunctive or other non-monetary relief applicable to the Indemnified Party, or does not include an unconditional release of all Indemnified Parties. If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim will not exceed the amount of such settlement offer. The Indemnified Party will provide the Indemnifying Party with reasonable access during normal business hours to books, records, and employees of the Indemnified Party necessary in connection with the Indemnifying Party's


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


defense of any Third-Party Claim which is the subject of a claim for indemnification by an Indemnified Party hereunder.

                  (c) Any claim by an Indemnified Party on account of Damages which does not result from a Third-Party Claim (a "DIRECT CLAIM") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 days after the Indemnified Party becomes aware of such Direct Claim. Such notice by the Indemnified Party will describe the Direct Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of Damages that has been or may be sustained by the Indemnified Party. The Indemnifying Party will have a period of ten days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such ten day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

                  (d) A failure to give timely notice or to include any specified information in any notice as provided in Section 10.4(a), 10.4(b) or 10.4(c) will not affect the rights or obligations of any party hereunder, except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise materially prejudiced as a result of such failure.

                  10.5 TREATMENT OF INDEMNIFICATION PAYMENTS. Any amount paid by Seller, the Stockholders or Purchaser under Section 10.2 or 10.3 will be treated as a capital contribution and/or an adjustment to the Purchase Price.

                  10.6 INDEMNIFICATION AMOUNTS NET OF BENEFITS RECEIVED. The amount of Damages for which indemnification is provided under Sections 10.2 and
10.3 shall be computed net of any insurance proceeds received by the Indemnified Party in connection with such Damages. If the amount with respect to which any claim is made under this Section 10.6 gives rise to a currently realizable Tax benefit to the Indemnified Party, the indemnity payment shall be reduced by the amount of such currently realizable Tax benefit then available to the party making the claim if and to the extent actually realized by such party in the year in which such indemnity payment is made to such party or in the next succeeding year.

                  10.7 EXCLUSIVE REMEDY. Absent fraud, Article X constitutes the exclusive remedy for the breach of covenants, agreements, representations or warranties set forth in this Agreement; PROVIDED, HOWEVER, that the provisions of this Section 10.7 will not prevent the Stockholders, Seller or Buyer from seeking the remedies of specific performance or injunctive relief in connection with the breach of a covenant or agreement of any party hereto.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  11.1 TERMINATION. (a) This Agreement may be terminated at any time prior to the Closing:

                           (i) by the mutual written consent of Purchaser and Seller;

                           (ii) by Purchaser, if there has been a material
                  violation or breach by Seller or any Stockholder of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Purchaser at the Closing, and such violation or breach has not been waived by Purchaser or, in the case of a covenant breach, cured by Seller or any Stockholder within the earlier of (x) ten days after written notice thereof from Purchaser or (y) the Closing Date;

                           (iii) by Seller, if there has been a material
                  violation or breach by Purchaser of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligation of Seller or any Stockholder at the Closing, and such violation or breach has not been waived by Seller or any Stockholder or, with respect to a covenant breach, cured by Purchaser within the earlier of (x) ten days after written notice thereof by Seller or (y) the Closing Date;

                           (iv) by Purchaser or Seller if the transactions
                  contemplated hereby have not been consummated by March 31, 1999; PROVIDED, HOWEVER, that (i) neither Purchaser nor Seller will be entitled to terminate this Agreement pursuant to this
                  Section 11.1(a)(iv) if such Person's breach of this Agreement has prevented the consummation of the transactions contemplated hereby;

                           (v) by Purchaser, if the conditions to Closing set
                  forth in Sections 9.1.11, 9.1.13 or 9.1.15 have not been satisfied on or before March 31, 1999, or, on or prior to March 1, 1999, if the condition to Closing set forth in
                  Section 9.1.12 has not been satisfied by such date; or

                           (vi) by Seller, if the condition to Closing set forth
                  in Section 9.2.6 has not been satisfied on or before March 31, 1999 or if the condition to Closing set forth in Section
                  9.1.12 has not been satisfied by March 1, 1999.

                  (b) In the event that this Agreement is terminated pursuant to
Section 11.1(a), all further obligations of the parties hereto under this Agreement (other than pursuant to Section 11.4, which will continue in full force and effect) will terminate without further liability or obligation of either party to the other party hereunder; PROVIDED, HOWEVER, that no party will be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (i) failure of such party to have performed its obligations hereunder or (ii) any misrepresentation made by such party of any matter set forth herein.

                  11.2 NOTICES. All notices, requests and other communications to any party hereunder will be in writing (including facsimile transmission) and will be given to such party at its address and facsimile number set forth in
SCHEDULE 11.2 (which may be changed by such party upon notice in accordance with this Section 11.2). All such notices, requests and other communications will be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication will be deemed not to have been received until the next succeeding Business Day in the place of receipt.

                  11.3 AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Subject to
Section 10.7, the rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

                  11.4 EXPENSES. Except as otherwise expressly provided for herein, the parties will pay or cause to be paid all of their own fees and expenses incident to this Agreement and in preparing to consummate and consummating the transactions contemplated hereby, including the fees and expenses of any broker, finder, financial advisor, legal advisor or similar person engaged by such party.

                  11.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; PROVIDED that Purchaser may assign its rights and obligations under this Agreement to a wholly-owned Affiliate of Purchaser, it being understood that such assignment will not relieve Purchaser from its obligations hereunder.

                  11.6 NO THIRD-PARTY BENEFICIARIES. Except as provided in
Article XI, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto and such permitted assigns any legal or equitable rights hereunder.

                  11.7 GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws rules of such state.

                  11.8 JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any court of competent jurisdiction in the City of Rochester or the United States District Court for the Western District of New York and each of the parties hereby consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.2 will be deemed effective service of process on such party.

                  11.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  11.10 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  11.11 HEADINGS. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

                  11.12 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement. This Agreement (including the Schedules and Exhibits hereto) supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof of this Agreement.

                  11.13 SEVERABILITY; INJUNCTIVE RELIEF. (a) The provisions of this Agreement are severable. If any provision of this Agreement is held invalid, illegal or otherwise unenforceable, in whole or in part, the remaining provisions or enforceable parts thereof will not be affected thereby and will be enforced to the fullest extent permitted by law. In addition, should any provision or any portion thereof ever be adjudicated by a court of competent jurisdiction to exceed the time or other limitation permitted by applicable Law as determined by such court in such action, then such provisions will be decreased, performed to the maximum time or other limitations prescribed by applicable Law, the parties acknowledging their desire that in such event such action be taken.

                  (b) The parties acknowledge and agree that the provisions of
Section 8.17 are reasonably necessary to protect the legitimate interests of Seller, its Affiliates and their businesses and (i) that any violation of
Section 8.17 will result in irreparable injury to Seller, and its Affiliates, the exact amount of which will be difficult to ascertain and the remedies at Law for which will not be reasonable or adequate compensation to Seller and its Affiliates for such a violation. Accordingly, Purchaser hereby agrees that if Purchaser violates any of the provisions of Section 8.17 in addition to any other remedy available at law or in equity, Seller will be entitled to seek specific performance or injunctive relief without posting a bond, or other security, and without the necessity of proving actual damages.

                  (c) The parties acknowledge and agree that the provisions of Sections 8.2, 8.8 and 8.17 are reasonably necessary to protect the legitimate interests of Purchaser, its Affiliates and their businesses and (i) that any violation of Sections 8.2, 8.8 or 8.17 will result in irreparable injury to Purchaser, and its Affiliates, the exact amount of which will be difficult to ascertain and the remedies at Law for which will not be reasonable or adequate compensation to Purchaser and its Affiliates for such a violation. Accordingly, Seller hereby agrees that if Seller violates any of the provisions of Sections 8.2, 8.8 or 8.17 in addition to any other remedy available at law or in equity, Purchaser will be entitled to seek specific performance or injunctive relief without posting a bond, or other security, and without the necessity of proving actual damages.

                  11.14 NO WAIVER. No action or inaction taken or omitted pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

                  11.15 CERTAIN INTERPRETIVE MATTERS. (a) Unless the context otherwise requires, (i) all references to Sections, Articles, Schedules or Exhibits are to Sections, Articles, Schedules or Exhibits of or to this Agreement; (ii) each of the Schedules will apply only to the corresponding Section or Subsection of this Agreement, except that an item set forth or on Schedule may be deemed to be disclosed on another Schedule if the disclosure relating to such item is on its face expressly responsive to the representation and warranty to which such Schedule relates, it being understood that the foregoing exception will not be deemed to include any facts or circumstances derived from, or not otherwise expressly set forth in the disclosure with respect to such Scheduled item; (iii) each term defined in this Agreement has the meaning assigned to it; (iv) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP; (v) words in the singular include the plural and VICE VERSA; and (vi) the term "INCLUDING" means "including without limitation." All references to $ or dollar amounts will be to lawful currency of the United States. To the extent the term "DAY" or "DAYS" is used, it will mean calendar days.

                  (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

                           (c)(i) All references to the "KNOWLEDGE OF SELLER" or
                  to words of similar import will be deemed to be references to the actual knowledge of one or more of the officers or directors of Seller, which knowledge will include such knowledge as such officers or directors would have had after due inquiry of the responsible employees of Seller and their counsel and accountants.

                           (ii) All references to the "KNOWLEDGE OF
                  STOCKHOLDERS" or to words of similar import will be deemed references to the actual knowledge of each Stockholder.

                           (iii) All references to the "KNOWLEDGE OF PURCHASER"
                  or to words of similar import will be deemed to be references to the actual knowledge of one or more of the executive officers or directors of Purchaser after due inquiry, which knowledge will include such knowledge as such executive officers or directors would have had after due inquiry of the responsible officers and employees of Purchaser and its counsel and accountants.

                  The parties hereto have caused this Agreement to be duly executed by their respective authorized officers or in their individual capacity, if applicable, as of the day and year first above written.

                                           NATIONWIDE PRECISION PRODUCTS CORP.

                                           By: /s/ Michael R. Nuccitelli
                                              ----------------------------------
                                              Name:  Michael R. Nuccitelli
                                              Title: President

                                           NATIONWIDE ACQUISITION DELAWARE, INC.

                                           By: /s/ James E. Ashton
                                              ----------------------------------
                                              Name:  James E. Ashton
                                              Title: Chief Executive Officer

                                           STOCKHOLDERS

                                           By: /s/ John F. Nuccitelli
                                              ----------------------------------
                                              John F. Nuccitelli

                                           By: /s/ Robert L. Nuccitelli
                                              ----------------------------------
                                              Robert L. Nuccitelli

                                           By: /s/ Michael R. Nuccitelli
                                              ----------------------------------
                                              Michael R. Nuccitelli